
                                                                    EXHIBIT 10.3

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                                [JPMORGAN LOGO]

                                QUIKSILVER, INC.,

                    ----------------------------------------

                                  $350,000,000

                                CREDIT AGREEMENT

                           dated as of April 12, 2005

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                     ---------------------------------------

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger

================================================================================

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                                TABLE OF CONTENTS

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SECTION 1 DEFINITIONS...................................................................................           2
         1.1   Defined Terms............................................................................           2
         1.2   Other Definitional Provisions............................................................          30

SECTION 2 AMOUNT AND TERMS OF LOANS.....................................................................          31
         2.1   Loans....................................................................................          31
         2.2   Procedure for Borrowing..................................................................          32
         2.3   Maturity and Exchange Notes..............................................................          32
         2.4   Repayment of Loans.......................................................................          32
         2.5   Optional and Mandatory Prepayments.......................................................          32
         2.6   Interest Rates and Payment Dates.........................................................          34
         2.7   Inability to Determine Interest Rates....................................................          35
         2.8   Computation of Interest and Fees.........................................................          35
         2.9   Pro Rata Treatment and Payments..........................................................          35
         2.10   Requirements of Law.....................................................................          37
         2.11   Illegality..............................................................................          38
         2.12   Taxes...................................................................................          39
         2.13   Indemnity...............................................................................          40
         2.14   Change of Lending Office................................................................          41
         2.15   Replacement Lenders.....................................................................          41

SECTION 3 REPRESENTATIONS AND WARRANTIES................................................................          41
         3.1   Organization and Good Standing...........................................................          41
         3.2   Power and Authority......................................................................          41
         3.3   Validity and Legal Effect................................................................          42
         3.4   No Violation of Laws, Agreements or the Transaction......................................          42
         3.5   Taxes and Assessments....................................................................          42
         3.6   Title to Assets; Existing Encumbrances...................................................          42
         3.7   Litigation and Legal Proceedings.........................................................          42
         3.8   Accuracy of Financial Information........................................................          42
         3.9   Accuracy of Other Information............................................................          43
         3.10   Compliance with Laws Generally..........................................................          44
         3.11   ERISA Compliance........................................................................          44
         3.12   Environmental Compliance................................................................          44
         3.13   Intellectual Property...................................................................          45
         3.14   Federal Regulations.....................................................................          45
         3.15   Fees and Commissions....................................................................          45
         3.16   Solvency................................................................................          45
         3.17   Investment Company Act..................................................................          46
         3.18   Nature of Business......................................................................          46
         3.19   Ranking of Loans........................................................................          46
         3.20   Insurance...............................................................................          46
         3.21   Subsidiaries............................................................................          46
         3.22   Security Interest in Collateral.........................................................          46
         3.23   Approvals...............................................................................          46
         3.24   Use of Proceeds.........................................................................          46
         3.25   Representations and Warranties Contained in the Transaction Documents...................          46
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SECTION 4 CONDITIONS PRECEDENT..........................................................................          47
         4.1   Initial Loans on the Initial Closing Date................................................          47
         4.2   Initial Loans on the Tender Offer Closing Date...........................................          50
         4.3   Initial Loans on the Final Drawdown Date.................................................          53

SECTION 5 AFFIRMATIVE COVENANTS.........................................................................          56
         5.1   Financial Statements.....................................................................          56
         5.2   Certificates; Other Information..........................................................          57
         5.3   Payment of Obligations...................................................................          58
         5.4   Conduct of Business; Maintenance of Existence and Licenses; Contractual Obligations......          58
         5.5   Maintenance of Property..................................................................          58
         5.6   Insurance................................................................................          58
         5.7   Inspection of Property; Books and Records; Communications with Accountants...............          58
         5.8   Environmental Laws.......................................................................          59
         5.9   Use of Proceeds..........................................................................          59
         5.10   Compliance with Laws, Etc...............................................................          59
         5.11   Guarantees, Etc.........................................................................          59
         5.12   Notices.................................................................................          60
         5.13   Take-Out Financing......................................................................          61
         5.14   Exchange Notes..........................................................................          61
         5.15   Use of Proceeds of the Take-Out Debt....................................................          62
         5.16   Initiation of Buy Out...................................................................          62
         5.17   Prepayment of Loans with Released Amount................................................          62
         5.18   Further Assurances......................................................................          62

SECTION 6 NEGATIVE COVENANTS............................................................................          62
         6.1   Limitation on Indebtedness...............................................................          63
         6.2   Limitation on Restricted Payments........................................................          66
         6.3   Limitation on Restrictions on Distributions from Restricted Subsidiaries.................          69
         6.4   Limitation on Sales of Assets and Subsidiary Stock.......................................          70
         6.5   Limitation on Liens......................................................................          71
         6.6   Limitation on Affiliate Transactions.....................................................          71
         6.7   Change of Control........................................................................          72
         6.8   Limitation on Voting Stock of Restricted Subsidiaries....................................          73
         6.9   Merger, Consolidation, etc...............................................................          73
         6.10   Limitation on Sale/Leaseback Transactions...............................................          75
         6.11   Limitation on Lines of Business.........................................................          75
         6.12   Fiscal Year.............................................................................          75
         6.13   Amendments to Acquisition Documents and Offer Documents.................................          75
         6.14   Amendments to Revolving Credit Documents................................................          75

SECTION 7 EVENTS OF DEFAULT.............................................................................          76

SECTION 8 THE ADMINISTRATIVE AGENT......................................................................          78
         8.1   Appointment..............................................................................          78
         8.2   Delegation of Duties.....................................................................          78
         8.3   Exculpatory Provisions...................................................................          78
         8.4   Reliance by Administrative Agent.........................................................          79
         8.5   Notice of Default........................................................................          79
         8.6   Non-Reliance on Administrative Agent and Other Lenders...................................          79
         8.7   Indemnification..........................................................................          80
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         8.8   Administrative Agent in Its Individual Capacity..........................................          80
         8.9   Successor Administrative Agent...........................................................          80

SECTION 9 MISCELLANEOUS.................................................................................          81
         9.1   Amendments and Waivers...................................................................          81
         9.2   Notices..................................................................................          81
         9.3   No Waiver; Cumulative Remedies...........................................................          82
         9.4   Survival of Representations and Warranties...............................................          82
         9.5   Payment of Expenses and Taxes............................................................          83
         9.6   Successors and Assigns; Participations and Assignments...................................          83
         9.7   Adjustments; Set-off.....................................................................          86
         9.8   Counterparts.............................................................................          87
         9.9   Severability.............................................................................          87
         9.10   Integration.............................................................................          87
         9.11   GOVERNING LAW...........................................................................          87
         9.12   Submission To Jurisdiction; Waivers.....................................................          87
         9.13   Acknowledgements........................................................................          88
         9.14   WAIVERS OF JURY TRIAL...................................................................          88
         9.15   Confidentiality.........................................................................          88
         9.16   Judgment Currency.......................................................................          88
         9.17   USA Patriot Act.........................................................................          89

SCHEDULES:

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
SCHEDULE 1.1A     Commitments
SCHEDULE 1.1B     Permitted Investment Agreements
SCHEDULE 3.1      Jurisdictions of Organization or Qualification to Conduct Business
SCHEDULE 3.5      Taxes and Assessments
SCHEDULE 3.6      Title to Assets; Existing Encumbrances
SCHEDULE 3.7      Litigation
SCHEDULE 3.12     Environmental Compliance
SCHEDULE 3.20     Insurance
SCHEDULE 3.21     Subsidiaries
SCHEDULE 6.2      Transaction Payments
SCHEDULE 6.3      Encumbrances
SCHEDULE 6.6      Affiliate Transactions

EXHIBITS:

EXHIBIT A         Form of Guarantee
EXHIBIT B         Form of Assignment and Acceptance
EXHIBIT C-1       Form of Initial Loan Note
EXHIBIT C-2       Form of Term Note
EXHIBIT D         Form of No Default/Representation Certificate
EXHIBIT E-1       Form of Opinion of Hewitt & O'Neil LLP
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EXHIBIT E-2       Form of Legal Opinion of De Pardieu, Brocas, Maffei, special French counsel to the Administrative Agent
EXHIBIT F         Form of Exemption Certificate
EXHIBIT G         Form of Secretary's Certificate
EXHIBIT H         Terms of Exchange Notes
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                                       iv

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      CREDIT AGREEMENT dated as of April 12, 2005 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among QUIKSILVER, INC., a Delaware corporation (the "Company"), as borrower, the several lenders from time to time parties hereto (collectively, the "Lenders"; individually, a
"Lender"), and JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, the Company intends to directly or indirectly acquire (the
"Transaction") up to 100% of the outstanding capital stock (the "Target Stock") of Skis Rossignol S.A. (the "Target");

      WHEREAS, certain existing stockholders of the Target (such stockholders, the "Sellers") own approximately 44.46% of the outstanding capital stock of the Target, consisting of (i) approximately 38.44% held by a holding company (the
"Holding Company") controlled by the Sellers and (ii) approximately 6.02% of the Target held directly by the Sellers (the "Direct Interest");

      WHEREAS, upon the consummation of the Transaction, the Company intends to
(i) have purchased, indirectly through the Holding Company, 75% of the Target
Stock currently held by the Sellers, with total consideration of approximately
$108,000,000, payable in a combination of 70% cash and 30% newly issued shares of common stock of the Company and (ii) have consummated the Tender Offer and, if applicable, the Buy Out and Squeeze Out (each as defined below);

      WHEREAS, the Company has entered into an Acquisition Agreement (the
"Acquisition Agreement") pursuant to which the Company will effect the Transaction in two stages;

      WHEREAS, in the first stage of the Transaction, the Company has agreed to
(i) indirectly become the managing general partner ("commandite") of the Holding
Company on the date of execution of the Acquisition Agreement, (ii) make a direct cash payment to the Sellers in an amount of approximately $8,800,000,
(iii) deposit approximately $52,700,000 (the "Escrowed Amount"), which will be escrowed into an account held at Societe Generale (the "Escrow Account") and
(iv) indirectly purchase, or pay a redemption price for, commandite shares from or of the Sellers in the amount of (euro)50,000 (collectively, the "Initial
Purchase");

      WHEREAS, in connection with the Initial Purchase, the Company has informed the Lenders that it will concurrently terminate the Existing Credit Agreement
(as hereinafter defined);

      WHEREAS, the second stage of the Transaction will commence upon completion of the transactions to be completed on the date of execution of the Acquisition
Agreement and will involve, among other things, (i) the transfer of the Escrowed
Amount to the Sellers, (ii) a direct cash payment by the Company to the Sellers in the amount of approximately $14,600,000, (iii) a non-cash payment by the Company to the Sellers in the form of newly issued shares of the Company valued at approximately $31,900,000, (iv) the purchase of the remaining shares of Target Stock to be acquired by the Company pursuant to a tender offer under French law (offre publique d'achat) (the "Tender Offer"), followed, if applicable, by a offre publique de retrait (the "Buy Out") and a retrait obligatoire (the "Squeeze Out") and (v) the refinancing of certain indebtedness of the Target;

      WHEREAS, to finance the Transaction, the Company has requested the Lenders to make available the credit facility set forth herein; and

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                                                                               2

      WHEREAS, the Lenders are willing to make such credit facility available upon and subject to the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   SECTION 1

                                   DEFINITIONS

      1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "ABR Loan": a Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

      "Accepting Holder": as defined in Section 2.5(d).

      "Accountants": Deloitte & Touche, LLP, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Company and satisfactory to the Administrative Agent.

      "Acquired Indebtedness": the Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or
(ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

      "Acquisition Agreement": as defined in the recitals to this Agreement.

      "Acquisition Documents": collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto (including any documentation related to the Escrow Account) and all side letters and agreements contemplated thereby or affecting the terms thereof.

      "Adjusted LIBO Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    -----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

      "Adjusted Margin": with respect to any Loan, 0% during the three-month period commencing on the Initial Maturity Date and, for each subsequent three-month period thereafter, 0.50% higher than the Adjusted Margin for the immediately preceding three-month period.

      "Adjusted Rate": the rate equal to the greater of (i) the interest rate borne by the Loans on the day immediately preceding the Initial Maturity Date plus 0.50% and (ii) the Treasury Rate on the Initial Maturity Date plus 5.0%.

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                                                                               3

      "Administrative Agent": JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

      "Affiliate": of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing;
provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

      "Affiliate Transaction": as defined in Section 6.6.

      "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

      "Agreement Currency": as defined in Section 9.16.

      "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative
Agent as its prime rate in effect at its principal office in New York City; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal
Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds
Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "AMF": as defined in Section 4.2(e)(ii).

      "Applicable Margin": with respect to any Loan, 0% during the three-month period commencing on the Initial Closing Date and, for each subsequent three-month period thereafter until the Initial Maturity Date, 0.50% higher than the Applicable Margin for the immediately preceding three-month period.

      "Asset Disposition": any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital
Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a

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                                                                               4

disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the Company's and/or its Restricted Subsidiaries' business and that is disposed of in the ordinary course of business; (ii) a disposition of inventory in the ordinary course of business; (iii) the sale of Cash Equivalents in the ordinary course of business; (iv) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted
Subsidiary to a Restricted Subsidiary; provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Capital Stock of the transferee than of the transferor; (v) for purposes of Section 6.4 only, the making of a Permitted Investment or a disposition subject to Section 6.2; (vi) transactions permitted under Section 6.9; (vii) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned
Subsidiary; (viii) dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value since the Initial
Closing Date of less than $2,500,000; (ix) dispositions in connection with Permitted Liens; (x) the licensing or sublicensing of Intellectual Property
Rights or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; (xi) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; (xii) foreclosure on assets; and (xiii) any release of claims or rights in the ordinary course of business in connection with the loss or settlement of a bona fide lawsuit, dispute or controversy.

      "Assignee": as defined in Section 9.6(b).

      "Assignment and Assumption": an assignment and assumption, substantially in the form of Exhibit B hereto.

      "Attributable Indebtedness": in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

      "Availability Period": the period from and including the Tender Offer
Closing Date to and including the Final Drawdown Date.

      "Average Life": as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      "Benefitted Lender": as defined in Section 9.7(a).

      "Board of Directors": as to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board.

      "Board of Governors": the Board of Governors of the Federal Reserve System
(or any successor thereto).

      "Borrowing": a Loan of any Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

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                                                                               5

      "Borrowing Base": as of the date of determination, an amount equal to the sum, without duplication of (1) 85% of the net book value of the Company's and its Restricted Subsidiaries' accounts receivable at such date and (2) 70% of the net book value of the Company's and its Restricted Subsidiaries' inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business or Person may be included if such acquisition has been completed on or prior to the date of determination).

      "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close and which, in the case of a Eurodollar Loan, is a Eurodollar Business Day.

      "Buy Out": as defined in the preamble to this Agreement.

      "Buy Out Transactions": as defined in Section 4.3(b)(iii).

      "Buy Out Undertakings": as defined in Section 4.3(i).

      "Callable Exchange Note": any Exchange Note which is subject to redemption at the option of the Company pursuant to the Indenture.

      "Capital Stock": of a Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interests in (however designated) equity of such Person, including any Preferred
Stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

      "Capitalized Lease Obligations": an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP;
and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

      "Cash Equivalents": means (i) securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof (provided that the full faith and credit of the United
States is pledged in support thereof), having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition thereof, having a credit rating of "A" or better from either S&P or Moody's;
(iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least
"A" or the equivalent thereof by S&P, or "A" or the equivalent thereof by Moody's, and having combined capital and surplus in excess of $250,000,000; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by S&P or "P-2" or the equivalent thereof by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within one year after the date of acquisition thereof; and
(vi) interests in any

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                                                                               6

investment company which invests solely in instruments of the type specified in clauses (i) through (v) above.

      "Change of Control": the occurrence of any of the following events:

            (i) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
      Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or a successor to the relevant entity by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); or

            (ii) the first day on which a majority of the members of the Board of Directors (excluding any committee thereof) of the Company are not Continuing Directors; or

            (iii) the sale, lease, transfer, conveyance or other disposition
      (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person"
      (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

            (iv) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

            (v) a "change of control" as defined in the Revolving Credit
      Agreement.

      "Code": the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral": all property of the Obligor, now owned or hereafter acquired, upon which a Lien is purported to be created by the Escrow Security
Agreement.

      "Commitment": as to any Lender, its (i) Dollar Loan Commitment and (ii)
Euro Loan Commitment.

      "Commitment Letter": the Commitment Letter dated as of March 20, 2005, among Quiksilver Americas, the Company, JPMSI and the Administrative Agent, as amended from time to time.

      "Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Loans (based, in the case of Euro-Denominated Loans, on the Dollar
Equivalent thereof as determined by the Administrative Agent) then constituted by such Lender's Loans (or, prior to the Final Drawdown Date, the percentage of the sum of (i) the aggregate Initial Loans (based, in the case of Euro-Denominated Loans, on the Dollar Equivalent thereof as determined by the Administrative Agent) then constituted by such Lender's Initial Loans and (ii) the undrawn Commitment of such Lender).

      "Commonly Controlled Entity": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under
Section 414 of the Code.

      "Company": as defined in the preamble to this Agreement.

      "Consolidated Coverage Ratio": as of any date of determination, with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period,
(2) if since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, (x) the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of any company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Incurrence, discharge, disposition, Asset Disposition, Investment or asset acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company (including any pro forma expense and cost reductions and related adjustments calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

      "Consolidated EBITDA": for any period, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) Consolidated Income Taxes, (iii) consolidated depreciation expense, (iv) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles," and (v) other non-cash items reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation). Notwithstanding the preceding sentence, clauses
(ii) through (v) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income
(loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (ii) through (v) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      "Consolidated Income Taxes": with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

      "Consolidated Interest Expense": for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations, (ii) amortization of debt discount and debt issuance cost,

(provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense), (iii) non-cash interest expense, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) the interest expense on Indebtedness of another Person under a Guarantee Obligation of the Company or a Restricted Subsidiary of the Company or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries if such Person is not current in the payment of principal, interest or premium on such Indebtedness, (vi) net costs associated with Hedging Obligations (including amortization of fees), provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income, (vii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (viii) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly Owned Subsidiary times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, (ix) Receivable Fees, and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or any Restricted Subsidiary of the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not a Guarantee Obligation of or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and
(ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Restricted Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

      "Consolidated Net Income": for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clauses (iii), (iv) and (v) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
(ii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary; (ii) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iii), (iv) and
(v) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted

Subsidiary for such period shall be included in determining such Consolidated Net Income; (iii) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain
(loss) realized upon the sale or other disposition of any Capital Stock of any Person; (iv) any extraordinary gain or loss, and (v) the cumulative effect of a change in accounting principles.

      "Consolidated Net Worth": the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      "Consolidated Tangible Assets": of any Person as of any date means the total amount of assets of such Person and its Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

      "Continuing Directors": as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of this Agreement; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

      "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Copyrights": with respect to any Person, all of such Person's right, title, and interest in and to the following: (i) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (ii) all renewals of any of the foregoing; (iii) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing;
(iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all rights corresponding to any of the foregoing throughout the world.

      "Credit Facility": with respect to the Company or any Guarantor, one or more debt facilities (including, without limitation, the Revolving Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances or letters of credit or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Revolving Credit Agreement or any other credit or other agreement or indenture).

      "Currency Agreement": in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

      "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Direct Interest": as defined in the recitals to this Agreement.

      "Disqualified Stock": with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the date that is 91 days after the Final Maturity Date provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in this Agreement) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of this Agreement.

      "Dollar-Denominated Exchange Notes": Exchange Notes denominated in
Dollars.

      "Dollar-Denominated Loans": Loans denominated in Dollars.

      "Dollar Equivalent": with respect to Euros, on the date of determination thereof, the amount of Dollars which could be purchased with the amount of Euros involved in such computation at the spot rate at which Euros may be exchanged into Dollars as set forth on such date on (i) the Telerate Service pages, or
(ii) if such rate does not appear on such Telerate Service pages, at the spot exchange rate therefor as determined by the Administrative Agent, in each case as of 11:00 A.M. London time on such date of determination thereof.

      "Dollar Loan Commitment": as to any Lender, its obligation to make a Dollar-Denominated Loan to the Company on the Initial Closing Date in an aggregate amount not to exceed the amount set forth opposite such Lender's name in Schedule 1.1A under the heading "Dollar Loan Commitment"; collectively, as to all such Lenders, the "Dollar Loan Commitments".

      "Dollar Loan Facility": the Dollar Loan Commitments and the
Dollar-Denominated Loans made hereunder.

      "Dollar Loan Lender": each Lender with a Dollar Loan Commitment.

      "Dollar Loan Percentage": as to any Lender at any time, the percentage of the aggregate Dollar Loan Commitments then constituted by such Lender's Dollar Loan Commitment (or, after the Initial

Closing Date, the percentage of the aggregate Dollar-Denominated Loans then constituted by such Lender's Dollar-Denominated Loans).

      "Dollars" and "$": dollars in lawful currency of the United States.

      "Domestic Subsidiary": each Subsidiary organized under the laws of the United States or any state thereof.

      "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of the United States or any other nation, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

      "Escrow Account": as defined in the preamble to this Agreement.

      "Escrowed Amount": as defined in the preamble to this Agreement.

      "Escrow Security Agreement": the Pledge of Claims dated as of April 12, 2005, by the Company in favor of the Administrative Agent.

      "Euro" and "(euro)": the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

      "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of such system.

      "Euro-Denominated Exchange Notes": Exchange Notes denominated in Euros.

      "Euro-Denominated Loans": Loans denominated in Euros.

      "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in Dollars or Euros, as applicable, with a term comparable to such Interest Period that appears on the Telerate Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Telerate Page, the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which deposits in the relevant currency, approximately equal in principal amount to $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent for immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period. In the event that the Eurodollar Base Rate is unable to be determined pursuant to any of the foregoing mechanisms, the "Eurodollar Base Rate" shall instead be the interest rate per annum reasonably determined by the Administrative Agent.

      "Eurodollar Business Day": a day (other than a Saturday or a Sunday) on which banks are open for general business in London and New York; and if, on that day, a payment in or a purchase of Euro is to be made, the day is also a TARGET Operating Day.

      "Eurodollar Loan": a Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Section 2.

      "Euro Equivalent": on any date of determination thereof, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot rate at which Euros may be exchanged into Dollars as set forth on such date on (i) the applicable Telerate Service pages or (ii) if such rate does not appear on such Telerate Service pages, at the spot exchange rate therefor as determined by the Administrative Agent, in each case as of 11:00 a.m. London time on such date of determination thereof.

      "Euro Loan Commitment": as to any Lender, its obligation to make a Euro-Denominated Loan to the Company (i) on the Initial Closing Date and (ii) during the Availability Period in an aggregate amount the Dollar Equivalent of which (as determined by the Administrative Agent on April 8, 2005) shall not exceed the amount set forth opposite such Lender's name in Schedule 1.1A under the heading "Euro Loan Commitment"; collectively, as to all such Lenders, the "Euro Loan Commitments".

      "Euro Loan Facility": the Euro Loan Commitments and the Euro-Denominated Loans made hereunder.

      "Euro Loan Lender": each Lender with a Euro Loan Commitment.

      "Euro Loan Percentage": as to any Lender at any time, the percentage of the aggregate Euro Loan Commitments then constituted by such Lender's Euro Loan Commitment (or, prior to the Final Drawdown Date, the percentage of the sum of (a) the aggregate Euro-Denominated Loans and (b) the aggregate undrawn Euro Loan Commitments (based on the Euro Equivalent thereof as determined by the Administrative Agent) then constituted by such Lender's (i) Euro-Denominated Loans and (ii) undrawn Euro Loan Commitment (based on the Euro Equivalent thereof as determined by the Administrative Agent)).

      "Event of Default": any of the events specified in Section 7, provided that all requirements for the giving of notice, the lapse of time, or both, and any other conditions, have been satisfied.

      "Exchange Act": the Securities Exchange Act of 1934, as amended.

      "Exchange Note": each note issued under the Indenture delivered pursuant to Section 2.3 and 5.14; collectively, the "Exchange Notes".

      "Exchange Request": as defined in Section 5.14(b).

      "Existing Credit Agreement": the Credit Agreement, dated as of June 27, 2003, as amended, among the Company, Quiksilver Americas, Inc., Quiksilver Wholesale, Inc., NA Pali, S.A.S., Quiksilver Japan K.K., Ug Manufacturing Co. Pty Ltd, the lenders party thereto, JPMorgan Chase Bank, N.A. as agent, and others.

      "Facility": each of (i) the Dollar Loan Facility and (ii) the Euro Loan Facility.

      "Fee Letter": the Fee Letter dated as of March 20, 2005, among the Company, Quiksilver Americas, JPMSI and the Administrative Agent, as amended from time to time.

      "Final Drawdown Date": the earlier of (i) September 15, 2005 and (ii) the date of completion of the Squeeze Out.

      "Final Maturity Date": the seventh anniversary of the Initial Closing
Date.

      "Foreign Subsidiary": each Subsidiary other than a Domestic Subsidiary.

      "Funding Office": with respect to any Facility, the office of the Administrative Agent specified in Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Company and the relevant Lenders.

      "GAAP": generally accepted accounting principles in the United States of America in effect on the date of this Agreement, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such entity as are approved by a significant segment of the accounting profession.

      "Governmental Authority": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Group Members": the collective reference to the Company and its Subsidiaries.

      "Guarantee": each guarantee made by a Guarantor in favor of the Administrative Agent for the benefit of the Lenders, in the form of Exhibit A hereto, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

      "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith in a manner and with a result reasonably satisfactory to the Administrative Agent.

      "Guarantor": each Subsidiary which executes a Guarantee in favor of the Administrative Agent. As of the Initial Closing Date, the Guarantors shall be Quiksilver Americas, each other Material Domestic Subsidiary, Hawk Designs, Inc., Mervin Manufacturing, Inc. and Fidra, Inc.

      "Guarantor Subordinated Obligation": with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the date of this Agreement or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Guarantee pursuant to a written agreement.

      "Hedging Obligations": of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "Holder": the Person in whose name an Exchange Note or a Loan (and any corresponding Note(s)) is registered.

      "Holding Company": as defined in the recitals to this Agreement.

      "Incur": issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

      "Indebtedness": with respect to any Person on any date of determination (without duplication):

            (i) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money,

            (ii) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

            (iii) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence),

            (iv) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto,

            (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person,

            (vi) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends),

            (vii) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

            (viii) the principal component of all Indebtedness of other Persons to the extent subject to a Guarantee Obligation by such Person,

            (ix) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time of determination to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), and

            (x) to the extent not otherwise included in this definition, the amount then outstanding (i.e., advanced, and received by, and available for use by such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

      (i) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

      (ii) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

      (iii) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

            (a)   the lesser of (1) the net assets of the General Partner and
                  (2) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

            (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

      "Indenture": the Indenture, in form and substance customary for bridge exchange notes with such changes therein as the Company may request and the Administrative Agent may approve, such approval not to be unreasonably withheld, if and when executed and delivered by the Company and the Trustee thereunder, as amended, waived, supplemented or otherwise modified from time to time; provided, however, that the negative covenants contained in the Indenture shall be no more restrictive on the Company and its Subsidiaries (as determined by the Administrative Agent in its reasonable discretion) than those negative covenants applicable to the Initial Loans contained herein.

      "Initial Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall be satisfied or waived.

      "Initial Loan": as defined in Section 2.1(a).

      "Initial Loan Rate": the rate equal to the greater of (i) the Adjusted LIBO Rate plus 4.25% or, in the circumstances set forth in Section 2.7, the Alternate Base Rate plus 3.25%, and (ii) the Treasury Rate plus 3.0%.

      "Initial Maturity Date": April 12, 2006.

      "Initial Note": as defined in Section 9.6(e).

      "Initial Purchase": as defined in the recitals to this Agreement.

      "Initial Transactions": as defined in Section 4.1(b)(vii).

      "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Insolvent": pertaining to a condition of Insolvency.

      "Intangible Assets": all unamortized debt discount and expense, unamortized deferred charges, goodwill, Patents, Trademarks, Copyrights, write-ups of assets over their carrying value at the date of issuance of the Loans or the date of acquisition, if acquired subsequent thereto, and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

      "Intellectual Property Rights": with respect to any Person, all of such Person's Patents, Copyrights, Trademarks, and Licenses, all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

      "Intercreditor Agreement": the Intercreditor Agreement dated as of April 12, 2005, among Quiksilver Americas, JPMorgan Chase Bank, N.A., as administrative agent for the lenders party to the Revolving Credit Agreement, and the Leasehold Improvement Lender, as the same may be amended, modified or restated from time to time.

      "Interest Payment Date": with respect to any Loan, the last day of the Interest Period applicable to the Loan, and in addition, the date of any prepayment of such Loan.

      "Interest Period": (a) prior to the Initial Maturity Date, as to any Initial Loan, (i) initially, the period commencing on the Initial Closing Date and, subject to clause (y) of the proviso below, ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three months thereafter and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the earlier of (A) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three months thereafter and (B) the Initial Maturity Date and (b) following the Initial Maturity Date, as to any Term Loan, (i) initially, the period commencing on the Initial Maturity Date and ending on the last day of the fiscal quarter of the Company following the Initial Maturity Date and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the earlier of (A) the last day of the fiscal quarter of the Company following such date, and (B) the Final Maturity Date; provided, however, that (x) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Loan only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) notwithstanding anything herein to the contrary, the initial Interest Period for Euro-Denominated Loans borrowed on the Initial Closing Date shall be one week, and each Interest Period thereafter for such Euro-Denominated Loans shall be for a period of three months as set forth in clause (a) above. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

      "Interest Rate Agreement": with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

      "Investment": with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extension of credit (including by way of a Guarantee Obligation or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment: (a) Hedging Obligations entered into in the ordinary course of business and in compliance with this Agreement; (b) endorsements of negotiable instruments and documents in the ordinary course of business; and (c) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company. For purposes of Section 6.2, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined in good faith by the Board of Directors of the Company) of the Capital Stock of such Subsidiary not sold or disposed of.

      "Investment Bank": one or more investment banks reasonably satisfactory to the Administrative Agent which may be engaged by the Company to publicly sell or privately place the Take-Out Debt in accordance with Section 5.13.

      "Investment Company Act": the Investment Company Act of 1940, as amended.

      "JPMSI": J.P. Morgan Securities Inc., a Delaware corporation.

      "Judgment Currency": as defined in Section 9.16.

      "Leasehold Improvement Lender": Union Bank of California, N.A., in its individual capacity, as lender of the Leasehold Improvement Loan, and any successor or assignee thereof.

      "Leasehold Improvement Loan": the term loan in the original principal amount of $12,300,000 made by the Leasehold Improvement Lender to the Company and referred to in the Intercreditor Agreement.

      "Lenders": as defined in the preamble to this Agreement.

      "License": with respect to any Person, all of such Person's right, title, and interest in and to (i) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (ii) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (iii) all rights to sue for past, present, and future breaches thereof.

      "Lien": any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "Loans": as defined in Section 2.1.

      "Loan Documents": this Agreement, the Loan Notes, the Guarantees and the Escrow Security Agreement.

      "Loan Notes": the collective reference to the Term Notes and the Initial Notes.

      "Major Default": as defined in Section 4.2(h).

      "Major Representations": as defined in Section 4.2(g).

      "Margin Stock": as defined in Regulation U.

      "Material Adverse Effect": a material adverse effect on (a) the Transaction, (b) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole,
(c) the ability of the Company, any Material Domestic Subsidiary or any Material Foreign Subsidiary to perform their respective obligations under the Loan Documents or (d) the validity or enforceability of the Revolving Credit Agreement or the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.

      "Material Domestic Subsidiary": as of any date, a Domestic Subsidiary that
(a) has a net worth (excluding in the determination thereof any Indebtedness of such Domestic Subsidiary to the Company or another Subsidiary) of at least 5% of the Company's consolidated net worth as of the last day of the most recently ended fiscal quarter of the Company, (b) has annual revenue (or annualized revenue in the case of any Person that has not been a Subsidiary for a full year) of at least 5% of the Company's consolidated revenue for the 12-month period ended as of the most recently ended fiscal quarter of the Company or (c) has annual net income (or annualized net income in the case of any Person that has not been a Subsidiary for a full year) of at least 5% of the Company's consolidated net income for the 12-month period ended as of the most recently ended fiscal quarter of the Company.

      "Material Foreign Subsidiary": a Foreign Subsidiary having at any time a net worth equal to 10% or more of the Company's consolidated net worth as of the last day of the most recently ended fiscal quarter of the Company.

      "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, molds, pollutants, contaminants, radioactivity, and any other substances of any kind, regulated pursuant to or that could give rise to liability under any Environmental Law.

      "Monthly Reports": as defined in Section 4.1(f).

      "Moody's": Moody's Investors Service, Inc., and its successors.

      "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

      "Net Available Cash": with respect to an Asset Disposition, cash payments received by the Company or any Restricted Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements) as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts (as determined or reasonably estimated by the seller thereof) to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

      "Net Cash Proceeds": with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

      "Non-Excluded Taxes": as defined in Section 2.12(a).

      "Non Recourse Debt": Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any Guarantee Obligation or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or any of its Restricted Subsidiaries.

      "Non-U.S. Lender": as defined in Section 2.12(d).

      "Notes": the Loan Notes and the Exchange Notes, as originally executed or as subsequently amended from time to time pursuant to the applicable provisions hereof.

      "Obligor": the Company, each Guarantor and any other Person (other than a Lender) obligated under any Loan Document.

      "Offer Account": as defined in Section 4.2(f).

      "Offer Documents": as defined in Section 4.2(e).

      "OPRO Account": as defined in Section 4.3(f).

      "OPRO Documents": as defined in Section 4.3(e).

      "OPRO Major Default": as defined in Section 4.3(e).

      "Organic Documents": relative to any entity, its certificate of incorporation, articles of incorporation, certificate of formation, certificate of organization or partnership agreement, and its by-laws, operating agreement or limited liability company agreement, or the equivalent documents of any entity.

      "Original Initial Note": as defined in Section 9.6(e).

      "Original Term Note": as defined in Section 9.6(e).

      "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Participant": as defined in Section 9.6(c).

      "Patents": with respect to any Person, all of such Person's right, title, and interest in and to: (i) any and all patents and patent applications; (ii) all inventions and improvements described and claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements thereof; and (vi) all rights corresponding to any of the foregoing throughout the world.

      "Patriot Act": as defined in Section 9.17.

      "Payment Sharing Notice": a written notice from the Company or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from or on behalf of the Company in accordance with the provisions of Section 2.9.

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

      "Permitted Investment": an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary, provided, however, that the primary business of such Restricted Subsidiary is a Related Business,
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary, provided, however, that such Person's primary business is a Related Business,
(iii) cash and Cash Equivalents, (iv) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances, (v) payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (vi) to the extent permitted by law, loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary,
(vii) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor, (viii) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 6.4, (ix) Investments in existence on the Initial Closing Date, (x) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 6.1, (xi) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (xi), in an aggregate amount at the time of such Investment not to exceed $10,000,000 outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value),

(xii) Guarantee Obligations issued in accordance with Section 6.1, (xiii) Investments constituting prepayments or credits made to customers or suppliers in the ordinary course of business and consistent with past practice and (xiv) Investments made pursuant to the agreements set forth on Schedule 1.1B.

      "Permitted Liens": with respect to any Person, (i) Liens securing Indebtedness and other obligations of the Company under a Credit Facility, including the Revolving Credit Agreement, Interest Rate Agreements, Currency Agreements and Banking Services Obligations (as defined in the Revolving Credit Agreement) and Liens on assets of any Guarantors securing Guarantee Obligations with respect to Indebtedness and other obligations of the Company under a Credit Facility, including under the Revolving Credit Agreement, Interest Rate Agreements, Currency Agreements and such Banking Services Obligations, in each case permitted to be Incurred pursuant to Section 6.1(b)(i) of this Agreement;
(ii) Liens securing Indebtedness and related Hedging Obligations of Foreign Subsidiaries permitted to be Incurred under clause (xi) of Section 6.1(b)(i) of this Agreement; (iii) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business; (iv) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof; (v) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof; (vi) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (vii) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes, or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(viii) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligation; (ix) leases, licenses, and subleases and sublicenses of assets (including, without limitation, real property and Intellectual Property Rights), which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (x) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; (xi) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (A) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Agreement and does not exceed the cost of the assets or property acquired or constructed and (B) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto; (xii) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution; (xiii) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; (xiv) Liens existing on the Initial Closing Date; (xv) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, that (A) such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and (B) any such Lien may not extend to any other property owned by the Company or any other Restricted Subsidiary; (xvi) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any other Restricted Subsidiary; provided, that (A) such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition and (B) such Liens may not extend to any other property owned by the Company or any other Restricted Subsidiary; (xvii) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; (xviii) Liens securing the Loans and the Exchange Notes and Guarantees; (xix) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured; provided, that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder; (xx) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;
(xxi) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $10,000,000; (xxii) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; (xxiii) Liens on the assets of Foreign Subsidiaries to the extent such Liens secure Indebtedness that is permitted by this Agreement; (xxiv) Liens on QIPL's Trademark rights to the Company's name and logo and related Intellectual Property Rights in the territories of Australia and New Zealand, in favor of the former shareholders of QIPL, to secure the obligation of QAPL to pay the final installment of the purchase price for the acquisition of shares of QIPL by QAPL; and (xxv) Liens under the Escrow Security Agreement.

      "Person": any individual, firm, partnership, joint venture, corporation, association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan": as to any Person, any employee benefit plan subject to ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

      "Preferred Stock": as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "Prohibited Transaction": with respect to any Plan, a prohibited transaction (as defined in Section 406 of ERISA) with respect to such Plan.

      "Projected Pro Forma Balance Sheet": as defined in Section 3.8(c).

      "Properties": the collective reference to the real and personal property owned, leased, used, occupied or operated by the Company and its Subsidiaries.

      "Quiksilver Americas": Quiksilver Americas, Inc., a California corporation.

      "QAPL": Quiksilver Australia Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

      "QIPL": Quiksilver International Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

      "Receivable": a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

      "Receivables Fees": any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

      "Refinancing Indebtedness": Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Agreement or Incurred in compliance with this Agreement (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i)(x) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Final Maturity Date, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (y) if the Stated Maturity of the Indebtedness being refinanced is later than the Final Maturity Date, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Final Maturity Date, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,
(iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith) and (iv) if the Indebtedness being extended, refinanced, replaced, defeased or refunded is subordinated in right of payment to the Loans or a Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Loans or such Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Registration Rights Agreement": a registration rights agreement, in form and substance customary for bridge exchange notes with such changes therein as the Company may request and the Administrative Agent may approve, such approval not to be unreasonably withheld, if and when executed and delivered by the Company and the Trustee thereunder, as amended, waived, supplemented or otherwise modified from time to time.

      "Register": as defined in Section 9.6(b).

      "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

      "Regulation S-X": Regulation S-X of the Securities Act, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

      "Regulation T": Regulation T of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

      "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

      "Regulations": regulations of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulations thereto.

      "Related Business": any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries or Target and its subsidiaries, in each case, on the date hereof.

      "Released Amount": as defined in Section 2.5(b)(iii).

      "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

      "Required Lenders": at any time, Lenders holding more than 50% in principal amount of outstanding Loans (based, in the case of Euro-Denominated Loans, on the Dollar Equivalent of such Loans as determined by the Administrative Agent) (or, prior to the Final Drawdown Date, more than 50% of
(x) the Initial Loans (based, in the case of Euro-Denominated Loans, on the Dollar Equivalent of such Initial Loans as determined by the Administrative Agent) and (y) any undrawn Commitments).

      "Requirement of Law": as to any Person, the Organic Documents of such Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer": with respect to any Person, the chief executive officer, the president, the managing member or members (as applicable, with respect to any limited liability company), any executive vice president, any senior vice president or, with respect to financial matters, the chief financial officer, the vice president of finance or the treasurer.

      "Restricted Investment": any Investment other than a Permitted Investment.

      "Restricted Payment": as defined in Section 6.2(a).

      "Restricted Subsidiary": any Subsidiary of the Company other than an Unrestricted Subsidiary.

      "Revolving Credit Agreement": the Credit Agreement dated as of the date hereof, among the Company, Quiksilver Americas, Inc., as Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

      "Revolving Credit Documents": the collective reference to the Revolving Credit Agreement, the security agreements and guarantees entered into in connection therewith by the relevant grantors party thereto, the notes issued in connection therewith and all documentation entered into in connection therewith, as such Revolving Credit Documents may be amended, supplemented or otherwise modified from time to time.

      "Sale/Leaseback Transaction": an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person.

      "SEC": the Securities and Exchange Commission or any Governmental Authority which succeeds to the powers and functions thereof.

      "Second Step Transactions": as defined in Section 4.2(b)(iii).

      "Securities Act": the Securities Act of 1933, as amended.

      "Securities Demand": as defined in Section 5.13(a).

      "Sellers": collectively, certain existing stockholders of Target as defined in the Acquisition Agreement.

      "Senior Credit Engagement Letter": the Senior Credit Engagement Letter dated as of February 28, 2005, between the Company and JPMSI, as amended from time to time.

      "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

      "Solvent": when used with respect to any Person, that:

            (a) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

            (b) such Person is able to pay its debts as they become due; and

            (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

      "S&P": Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Squeeze Out": as defined in the preamble to this Agreement.

      "Stated Maturity": with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

      "Subordinated Obligation": any Indebtedness of the Company (whether outstanding on the date of this Agreement or thereafter Incurred) which is subordinate or junior in right of payment to the Loans pursuant to a written agreement.

      "Subsequent Initial Note": as defined in Section 9.6(e).

      "Subsequent Term Note": as defined in Section 9.6(e).

      "Subsidiary": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries,' in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

      "Successor Company": as defined in Section 6.9(b)(i).

      "Super-Majority Lenders": at any time, Lenders holding more than 66 2/3% in principal amount of outstanding Loans (based, in the case of Euro-Denominated Loans, on the Dollar Equivalent of such Loans as determined by the Administrative Agent) (or, prior to the Final Drawdown Date, more than 66 2/3% of (x) the Initial Loans (based, in the case of Euro-Denominated Loans, on the Dollar Equivalent of such Initial Loans as determined by the Administrative Agent) and (y) any undrawn Commitments).

      "Take-Out Debt": any notes or debentures (which may include cash pay or non-cash pay securities, senior, subordinate or senior subordinated securities, discount issue securities or a combination of any of the foregoing) of the Company that may be issued by the Company after the Initial Closing Date to refinance the Loans or Exchange Notes.

      "Target": as defined in the recitals to this Agreement.

      "TARGET Operating Day": any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

      "Target Stock": as defined in the recitals to this Agreement.

      "Telerate Page": the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

      "Tender Offer": as defined in the preamble to this Agreement.

      "Tender Offer Closing Date": the date on which the conditions precedent set forth in Section 4.2 shall be satisfied or waived.

      "Tender Offer Undertakings": as defined in Section 4.2(i).

      "Term Loan": as defined in Section 2.1(b).

      "Term Note": as defined in Section 9.6(e).

      "Termination Event": (i) a Reportable Event, (ii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

      "Trademarks": with respect to any Person, all of such Person's right, title, and interest in and to the following: (i) all trademarks, service marks, logos, trade names, trade dress, trade styles, domain names and other sources of business identifiers and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (ii) all licenses of the foregoing, whether as licensee or licensor; (iii) all renewals of the foregoing; (iv) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (vi) all rights corresponding to any of the foregoing throughout the world.

      "Transaction Documents": the collective reference to the Acquisition Documents, the Loan Documents, the Revolving Credit Documents, the Indenture, the Registration Rights Agreement, the Exchange Notes, the Offer Documents and the OPRO Documents.

      "Transaction": as defined in the recitals to this Agreement.

      "Transferee": any Assignee or Participant.

      "Treasury Rate": with respect to each day during each Interest Period, the rate per annum determined by the Administrative Agent two days prior to the beginning of such Interest Period as (x) the rate borne by direct obligations of the United States maturing on the seventh anniversary of the Initial Closing Date or (y) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling, the seventh anniversary of the Initial Closing Date, in each case as most recently published by the Board of Governors on or prior to such date of determination.

      "Treasury Rate Loan": a Loan bearing interest at a rate determined by reference to the Treasury Rate in accordance with the provisions of Section 2.

      "Trustee": as defined in Section 5.14(a).

      "Type": when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate, the Treasury Rate and the Alternate Base Rate.

      "Unrestricted Subsidiary": (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
(a) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non Recourse Debt;
(c) such designation and the Investment of the Company in such Subsidiary complies with Section 6.2; (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (iii) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation: (a) to subscribe for additional Capital Stock of such Person; or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under Section 6.1(a) on a pro forma basis taking into account such designation.

      "United States": the United States of America (including the states, commonwealths and territories thereof and the District of Columbia).

      "Voting Stock": of any Person as of any date, the Capital Stock of such Person that is as of such time entitled to vote in the election of the Board of Directors of such Person.

      "Wholly Owned Subsidiary": a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

      1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Annex and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   SECTION 2

                            AMOUNT AND TERMS OF LOANS

      2.1 Loans. (a) Subject to the terms and conditions hereof, (i) each Dollar Loan Lender severally agrees to make a Dollar-Denominated Loan on the Initial Closing Date in an amount equal to such Lender's Dollar Loan Commitment and (ii) each Euro Loan Lender severally agrees to make Euro-Denominated Loans (together with the Dollar-Denominated Loans, the "Initial Loans") in an aggregate principal amount the Euro Equivalent of which (as determined by the Administrative Agent on April 8, 2005) shall not exceed such Lender's Euro Loan Commitment, with such Euro-Denominated Loans to be available to the Company in up to three drawings on or prior to the Final Drawdown Date with (x) the first drawing to be made on the Initial Closing Date, (y) the second drawing to be made on the Tender Offer Closing Date and (z) the final drawing to be made on the Final Drawdown Date; provided that, the maximum principal amount of Euro-Denominated Loans made on the Initial Closing Date shall not exceed
(euro)49,000,000; and provided, further, that the Escrowed Amount shall be deposited into the Escrow Account on the Initial Closing Date. Any Dollar Loan Commitments not drawn on the Initial Closing Date shall terminate and any Euro Loan Commitments not drawn on or prior to the Final Drawdown Date shall terminate.

            (b) Subject to the terms and conditions hereof, each Lender severally agrees, if the Initial Loans have not been repaid or exchanged for Exchange Notes on the Initial Maturity Date, to convert the then outstanding principal amount of its Initial Loans into a loan (individually, a "Term Loan" and collectively, the "Term Loans"; the Initial Loans and the Term Loans, collectively, the "Loans") to the Company, on the Initial Maturity Date, in an aggregate principal amount equal to then outstanding principal amount of the Initial Loans held by such Lender. Upon the making by such Lender of such Term Loan, each Lender shall cancel on its records the principal amount of the Initial Loans held by such Lender corresponding to the principal amount of Term Loans made by such Lender, which corresponding principal amount of the Initial Loans shall be satisfied by the conversion thereof into Term Loans.

            (c) Prior to the Initial Maturity Date, the Initial Loans shall be comprised of (i) Eurodollar Loans, in the case of Euro-Denominated Loans, and
(ii) Eurodollar Loans, Treasury Rate Loans or ABR Loans, in the case of Dollar-Denominated Loans. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

            (d) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make the Loans required.

      2.2 Procedure for Borrowing. To request a Borrowing, the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time (or, in the case of Borrowings of Euro-Denominated Loans, 11:00 A.M., London time), three Business Days prior to the date of the proposed Borrowing) specifying (a) the Facility under which such Loans are to be borrowed and (b) the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time (or, in the case of Borrowings of Euro-Denominated Loans, 11:00 A.M., London time), on the date of the proposed Borrowing, each Lender shall make available to the Administrative Agent at the relevant Funding Office an amount in immediately available funds equal to the Loans to be made by such Lender. The Administrative Agent shall credit the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds; provided that, the Escrowed Amount shall be deposited into the Escrow Account.

      2.3 Maturity and Exchange Notes. (a) All the Initial Loans will mature on the Initial Maturity Date.

            (b) All the Term Loans will mature on the Final Maturity Date.

            (c) Each Lender will have the option on or after the Initial Maturity Date at any time or from time to time to receive Exchange Notes in exchange for the Term Loans or, on the Initial Maturity Date, the Initial Loans, of such Lender then outstanding in accordance with Section 5.14 of this Agreement; provided, that a Lender may not elect to exchange only a portion of its outstanding Initial Loans for Exchange Notes unless such Lender intends at the time of such partial exchange of Initial Loans promptly to sell the Exchange Notes received in such exchange. The principal amount of the Exchange Notes will equal 100.0% of the aggregate principal amount of, and be denominated in the currency of, the Loans for which they are exchanged. If a Default (but not an Event of Default) shall have occurred and be continuing on the date of such exchange, any notices given or cure periods commenced while the Loan was outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Exchange Note (with the same effect as if the Exchange Note had been outstanding as of the actual dates thereof). All accrued and unpaid interest on the date of conversion of any Loans into Exchange Notes shall be payable on the applicable interest payment date under the Indenture to the Holders of such Exchange Notes.

      2.4 Repayment of Loans. The Company hereby unconditionally promises to pay to the Administrative Agent at the relevant Funding Office for the account of each Lender the then unpaid principal amount of each Loan in Dollars or Euros, as applicable, in accordance with the terms hereof and of the Loan Notes. The Company hereby further agrees to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loans in Dollars or Euros, as applicable, from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.6.

      2.5 Optional and Mandatory Prepayments. (a) The Company may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto, which notice shall specify the date and amount of prepayment; provided, that if a Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company shall also pay any amounts owing pursuant to Section

2.13 and provided, further, that on or after the Initial Maturity Date, any prepayment shall be applied pro rata among the Loans and Exchange Notes as provided in Section 2.5(d) below. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans and the Exchange Notes shall be in an aggregate principal amount equal to the lesser of (A) $1,000,000 or (euro)1,000,000, as the case may be, or a whole multiple thereof and (B) the aggregate unpaid principal amount of the Loans and Exchange Notes, as the case may be.

            (b) (i) If, subsequent to the Initial Closing Date, the Company or any of its Subsidiaries shall issue the Take-Out Debt or any Indebtedness (other than Indebtedness Incurred pursuant to Section 6.1(b)) or Capital Stock (other than shares of Capital Stock of (i) a Subsidiary issued to the Company or any Wholly Owned Subsidiary of the Company or (ii) the Company issued pursuant to exercises of stock options or purchases under an employee stock purchase plan)), an amount equal to 100% of the Net Cash Proceeds thereof shall be promptly applied toward the prepayment of the Loans and the Exchange Notes as provided in
Section 2.5(d) below; provided that such Net Cash Proceeds (excluding Net Cash Proceeds received by the Company or any of its Subsidiaries from the issuance of the Take-Out Debt) need not be applied to the prepayment of the Loans and the Exchange Notes to the extent that such Net Cash Proceeds (excluding Net Cash Proceeds received by the Company or any of its Subsidiaries from the issuance of the Take-Out Debt) are required to be and are applied pursuant to the Revolving Credit Agreement, in satisfaction of the obligations thereunder.

               (ii) If, subsequent to the Initial Closing Date, the Company or any of its Subsidiaries shall be required to apply any Net Available Cash pursuant to Section 6.4, an amount equal to such Net Available Cash shall be promptly applied toward the prepayment of the Loans and the Exchange Notes as provided in Section 2.5(d) below; provided that such Net Available Cash need not be applied to the prepayment of the Loans and the Exchange Notes to the extent that such Net Available Cash is required to be and is applied pursuant to the Revolving Credit Agreement in satisfaction of the obligations thereunder.

               (iii) If, subsequent to the Initial Closing Date, the Escrowed Amount or any portion thereof is released from the Escrow Account (such amount, the "Released Amount") to the Company or any of its Subsidiaries, an amount equal to such Released Amount shall be applied toward the prepayment of the Loans and the Exchange Notes as provided in Section 2.5(d) below on the date on which such funds are released.

               (iv) The Company shall give the Administrative Agent (which shall promptly notify each Lender) at least three (3) Business Days' prior notice or, telephone notice promptly confirmed in writing of each prepayment in whole or in part pursuant to this Agreement setting forth the date and amount thereof.

            (c) Accrued and unpaid interest on the amount of any principal of the Loans prepaid under this Section 2.5 shall be paid to and on the date of such prepayment.

            (d) As promptly as practicable after the Administrative Agent receives notice of a prepayment pursuant to Section 2.5(b)(iii), the Administrative Agent, in cooperation with the Trustee, shall give notice to each holder of an Exchange Note of the pro rata amount that would be payable to such holder in respect of such holder's Exchange Note and the expected date of such prepayment. Any holder of Exchange Notes (other than Callable Exchange Notes) that wishes to accept such prepayment (each, an "Accepting Holder") shall promptly notify the Trustee and the Administrative Agent in writing. Payments and offers to prepay the Loans and Exchange Notes shall be made ratably among the Loans and

Exchange Notes. After the Administrative Agent receives the prepayment amount, such prepayment amount shall be distributed by the Administrative Agent, in cooperation with the Trustee, subject to Section 2.9(b), in the following order, with appropriate adjustments being made to account for the receipt by the Trustee of any prepayment in respect of the Exchange Notes: First, to the payment of all amounts described in clauses "First" and "Second" of Section 2.9(b)(i); Second, to the payment of interest then due and payable on the Loans, Exchange Notes of Accepting Holders and Callable Exchange Notes, ratably among the Lenders, the Accepting Holders and Holders of Callable Exchange Notes in accordance with the aggregate amount of interest owed to each such Lender, Accepting Holder and Holder; and Third, to the payment of the principal amount of, and premium, if any, due on, the Loans, the Exchange Notes of Accepting Holders and the Callable Exchange Notes that is then due and payable, ratably among the Lenders, the Accepting Holders and Holders of Callable Exchange Notes in accordance with the aggregate principal amount and premium, if any, owed to each such Lender, Accepting Holder and Holder. Amounts offered to and rejected by any Exchange Note holder shall be ratably applied to prepay the Loans, the Exchange Notes held by Accepting Holders and Callable Exchange Notes. Any offers to prepay non-Callable Exchange Notes shall be made in accordance with the provisions relating thereto in the Indenture, and with applicable law, and the distribution of the relevant prepayment amount hereunder shall be made promptly after the expiration of such offer.

            (e) All optional and mandatory prepayments pursuant to this Section
2.5 shall be applied ratably to outstanding Dollar-Denominated Loans and Euro-Denominated Loans (based, in the case of Euro-Denominated Loans, on the Dollar Equivalent thereof as determined by the Administrative Agent). For purposes of this Section 2.5, to the extent that there are any undrawn Euro Loan Commitments on the date of any prepayment pursuant to this Section, such Euro Loan Commitments shall be deemed to be drawn at the time of such prepayment such that, after giving effect thereto, (i) any undrawn Euro Loan Commitments shall be reduced pro rata by any such prepayment as if such Euro Loan Commitments had been drawn on such date and (ii) the reduction of the Euro Loan Commitments pursuant to foregoing clause (i) shall reduce the amount of any mandatory prepayment otherwise required by this Section.

      2.6 Interest Rates and Payment Dates. (a) Initial Loans shall bear interest for the period from and including the Initial Closing Date to, but excluding, the Initial Maturity Date on the unpaid principal thereof at a rate per annum equal to the Initial Loan Rate for the Interest Period in effect for such Initial Loan plus the Applicable Margin, and shall be payable in the currency in which such Initial Loans are denominated.

            (b) Term Loans shall bear interest for the period from and including the Initial Maturity Date to, but excluding, the Final Maturity Date or date of exchange for an Exchange Note on the unpaid principal thereof at a rate per annum equal to the Adjusted Rate plus the Adjusted Margin, and shall be payable in the currency in which such Term Loans are denominated.

            (c) Notwithstanding Sections 2.6(a) and (b), the interest rate borne by the Loans pursuant to such Sections shall not exceed 10.5% per annum; provided that the interest rate shall not be less than (a) 7.25% per annum for Initial Loans and (b) 9.25% for Term Loans.

            (d) If all or a portion of (i) the principal amount of any of the Loans, (ii) any interest payable thereon, or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under 7(a)), such Loan and any such overdue amount shall, without limiting the rights of the Lenders under Section 7, bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of overdue interest, commitment fees or other amounts due and payable hereunder, the applicable rate hereunder for any Loan in the relevant currency (but without giving effect to the foregoing clause (x)) plus 2%.

            (e) Interest shall be payable in arrears on each Interest Payment Date and upon the maturity date of the Loan in respect of which any such interest is accruing, provided that interest accruing pursuant to Section 2.6(d) shall be payable from time to time on demand.

      2.7 Inability to Determine Interest Rates. In the event, and on each occasion, that on the day prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Required Lenders acting in good faith that the Adjusted LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the relevant Lenders as soon as practicable thereafter. If such notice is given (i) in respect of Eurodollar Loans that are Dollar-Denominated Loans, then (x) any such Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans and (y) any such outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (ii) in respect of Eurodollar Loans that are Euro-Denominated Loans, then (x) any such Eurodollar Loans requested to be made on the first day of such Interest Period shall not be made and (y) any such outstanding Eurodollar Loans shall be due and payable on the first day of such Interest Period or, at the option of the Company, converted into Dollar-Denominated Loans at an exchange rate determined by the Administrative Agent. Until such relevant notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans denominated in Euros shall be made or continued as such.

      2.8 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of an Adjusted LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Adjusted LIBO Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Sections 2.6(a) and (b).

      2.9 Pro Rata Treatment and Payments. (a) Except to the extent otherwise provided herein, any Borrowing and any reduction of the Commitments of the Lenders hereunder shall be made pro rata under the relevant Facility according to the respective Dollar Loan Commitment Percentages and Euro Loan Commitment Percentages of the Lenders with respect to the Loans borrowed or the Commitments to be reduced.

            (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note or any Loan Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement:

               (i) if the Administrative Agent has not received a Payment Sharing Notice (or, if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of this Agreement), such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent, in cooperation with the Trustee, and the Lenders in the following order, with appropriate adjustment being made to account for any payment received by the Trustee in respect of the Exchange Notes: First, to the payment of reasonable fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any Guarantee or due and payable to the Trustee under the Indenture; Second, to the payment of all reasonable expenses due and payable under Section 9.5 and any equivalent section of the Indenture, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate amount of such payments owed to each such Lender or Holder; Third, to the payment of accrued and unpaid interest then due and payable on the Loans and the Exchange Notes ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate amount of interest owed to each Lender and Exchange Note Holder; and Fourth, to the payment of the principal amount of, and premium, if any, due on, the Loans and the Exchange Notes that is then due and payable, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate principal amount or premium, if any, owed to each such Lender and Exchange Note Holder; or

               (ii) if the Administrative Agent has received a Payment Sharing Notice that remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent, in cooperation with the Trustee, and the Lenders in the following order, with appropriate adjustment being made to account for any payment received by the Trustee in respect of the Exchange Notes: First, to the payment of all amounts described in clauses "First" and "Second" of the foregoing clause
      (i), in the order set forth therein; Second, to the payment of the interest accrued and unpaid on all Loans and Exchange Notes, regardless of whether any such amount is then due and payable, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate accrued interest plus the aggregate principal amount and premium, if any, owed to such Lender and the Exchange Note Holders; and Third, to the payment of the principal amount of, and premium, if any, due on, all Loans and Exchange Notes, regardless of whether any such amount is then due and payable, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate principal amount and premium, if any, owed to each Lender and Exchange Note Holder.

            (c) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time (or, in the case of Euro-Denominated Loans, 11:00 A.M., London time), on the due date thereof to the Administrative Agent, for the account of the Lenders at the relevant Funding Office, in Dollars or Euros, as the case may be, and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of Section 2.9(b) upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar

Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. Without limiting any other provision hereof, the Administrative Agent shall have the right, where appropriate, to determine the Dollar Equivalent or Euro Equivalent of amounts denominated in other currencies in connection with payments made pursuant to this Agreement.

            (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of any proposed Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the date of such proposed Borrowing, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.9(d) shall be conclusive in the absence of manifest error. If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of the proposed Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans (or, in the case of Euro-Denominated Loans, the rate otherwise applicable to such Loans), on demand, from the Company.

      2.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any other Loan Document or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.12 below and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Adjusted LIBO Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, continuing, or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in either case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to Section 2.10(a), it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a prompt written request therefor, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) A certificate as to any additional amounts payable pursuant to this Section 2.10 submitted by any Lender to the Company (with a copy to the Administrative Agent) shall be prima facie evidence of such amounts. The obligations of the Company pursuant to this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      2.11 Illegality. Notwithstanding any other provision of this Agreement, if, after the date hereof, (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by a Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for such Lender to make or maintain any Euro-Denominated Loan or to give effect to its obligations as contemplated hereby with respect to any Euro-Denominated Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 2.11) or currency exchange rates which would make it infeasible for the Lender to make or maintain Euro-Denominated Loans to, or for the account of, the Company, then, by written notice to the Company and to the Administrative Agent:

            (a) such Lender may declare that Euro-Denominated Loans will not thereafter (for the duration of such unlawfulness) be made by the Lender hereunder (or be continued for additional Interest Periods), whereupon any request for a Euro-Denominated Loan or to continue a Euro-Denominated Loan for an additional Interest Period, as the case may be, shall, as to such Lender only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

            (b) such Lender may require that all outstanding Euro-Denominated Loans be repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective unless the Company shall have elected to convert such Euro-Denominated Loans into Dollar-Denominated Loans at an exchange rate determined by the Administrative Agent.

For purposes of this Section 2.11, a notice to the Company by the Lender shall be effective as to each Euro-Denominated Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Euro-Denominated Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Company.

      2.12 Taxes. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Company shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes
(i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such Non-Excluded Taxes pursuant to this paragraph.

            (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

            (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

            (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

            (f) If the Administrative Agent or any Lender determines, in its reasonable discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 2.12, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 2.12 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Company, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person.

            (g) The agreements in this Section 2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      2.13 Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Company in making a borrowing of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement,
(c) default by the Company in making any prepayment of any Eurodollar Loan after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.13 submitted to the Company by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      2.14 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10 or 2.12(a) with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.14 shall affect or postpone any of the obligations of any Company or the rights of any Lender pursuant to Section 2.10 or 2.12(a).

      2.15 Replacement Lenders. The Company shall be permitted to replace with a replacement financial institution any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.10 or 2.12(a), (b) defaults in its obligation to make Loans hereunder or (c) has refused to consent to any waiver or amendment with respect to any Loan Document that has been consented to by the Super-Majority Lenders; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.14 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.10 or 2.12(a),
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Company shall be liable to such replaced Lender under
Section 2.13 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 2.10 or 2.12(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Company, the Administrative Agent or any other Lender shall have against the replaced Lender.

                                   SECTION 3

                         REPRESENTATIONS AND WARRANTIES

      To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

      3.1 Organization and Good Standing. The Company and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (corporate, partnership, limited liability company and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is duly qualified to conduct business in, and is currently in good standing in, every jurisdiction where such qualification is required. Each jurisdiction in which the Company and each Subsidiary is organized or is qualified to conduct business is listed on Schedule 3.1.

      3.2 Power and Authority. The Company has all requisite power and authority under applicable Requirements of Law to borrow hereunder. The Company and each Subsidiary has all requisite power and authority under applicable Requirements of Law to execute, deliver and perform the obligations under the Loan Documents to which it is a party. All actions, waivers and consents (corporate, regulatory and otherwise) necessary for the Company to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

      3.3 Validity and Legal Effect. This Agreement constitutes, and the other Loan Documents to which the Company or any Subsidiary is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

      3.4 No Violation of Laws, Agreements or the Transaction. The execution, delivery and performance of the Loan Documents and the consummation of the Transaction by the Company and, to the knowledge of the Company, the other parties thereto (a) will not violate or contravene any material Requirement of Law, (b) will not result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which the Company or any Subsidiary or any of their respective Properties may be bound, and (c) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any Properties of the Company or any Subsidiary, whether such Properties are now owned or hereafter acquired. To the knowledge of the Company, the execution, delivery and performance of the Loan Documents and the consummation of the Transaction will not result in any material breach or violation of, or constitute a material default or change of control under, or cause the acceleration of, any existing indebtedness of Target.

      3.5 Taxes and Assessments. Except as otherwise identified on Schedule 3.5, each of the Company and its Subsidiaries have timely filed all required tax returns and reports (federal, state, local and foreign) or have properly filed for extensions of the time for the filing thereof. Except as otherwise identified on Schedule 3.5, the Company has no knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state, local and foreign) imposed upon the Company or any Subsidiary or any of their respective properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for (a) those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There are no taxes imposed on the Company or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Company, the Administrative Agent, or the Lenders of this Agreement or any other Loan Document to which the Company is party, or on any payment to be made by the Company pursuant hereto or thereto.

      3.6 Title to Assets; Existing Encumbrances. Each Obligor has good and marketable title to all Properties purported to be owned thereby, free and clear of any Liens, except (i) the Liens granted to JPMorgan Chase Bank, N.A., as administrative agent for the lenders party to the Revolving Credit Agreement,
(ii) the other Liens against the assets of the Company and each Subsidiary set forth on Schedule 3.6 and (iii) the Liens granted to the Administrative Agent pursuant to the Escrow Security Agreement. The property and assets of the Company and its Subsidiaries are in good order and repair (ordinary wear and tear excepted) and are fully covered by the insurance required under the Loan Documents.

      3.7 Litigation and Legal Proceedings. Except as disclosed on Schedule 3.7, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of the Company's knowledge, threatened (i) with respect to any Loan Document or the transactions contemplated thereby, (ii) the Transaction or (iii) against the Company or any Subsidiary that, if adversely resolved, could reasonably be expected to have a Material Adverse Effect.

      3.8 Accuracy of Financial Information. (a) (i) The audited consolidated financial statements of the Company as of October 31, 2002, October 31, 2003 and October 31, 2004 for the fiscal years then ended and (ii) the unaudited consolidated financial statements of the Company as of January 31, 2004 and January 31, 2005 for the quarterly periods then ended (subject to normal year-end audit adjustments and the absence of footnotes), copies of which have heretofore been furnished to each Lender on or before the Initial Closing Date, (A) have been prepared in accordance with GAAP consistently applied (provided that, the unaudited financial statements do not include all of the information and notes required in accordance with GAAP and are subject to normal year-end adjustments), (B) are true, accurate and complete in all material respects, (C) present fairly in all material respects the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby and (D) disclose all material liabilities (contingent and otherwise) of the Company and its Subsidiaries. The Monthly Reports have been prepared based on the books and records of the Company and its Subsidiaries for use by senior and financial management of the Company and its Subsidiaries and fairly present in all material respects the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby.

            (b) (i) To the Company's knowledge, the audited consolidated financial statements of Target as of March 31, 2002, March 31, 2003 and March 31, 2004 for the fiscal years then ended and (ii) the unaudited consolidated financial statements of Target as of September 30, 2003 and September 30, 2004 for the semi-annual periods then ended (subject to normal year-end audit adjustments and the absence of footnotes), copies of which have heretofore been furnished to each Lender on or before the Initial Closing Date, (A) have been prepared in accordance with French GAAP consistently applied (provided that, the unaudited financial statements do not include all of the information and notes required in accordance with GAAP and are subject to normal year-end adjustments), (B) are true, accurate and complete in all material respects, (C) present fairly in all material respects the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby and (D) disclose all material liabilities (contingent and otherwise) of Target and its subsidiaries.

            (c) (i) The unaudited projected pro forma balance sheet (the "Projected Pro Forma Balance Sheet") of the Company and its consolidated Subsidiaries as at January 31, 2005 with respect to the Company and its Subsidiaries (other than Target and its subsidiaries) and September 30, 2004, with respect to Target and its subsidiaries (including, in each case, the notes thereto), a copy of which has heretofore been furnished to each Lender on or before the Initial Closing Date, is adjusted to give effect to the consummation of the Transaction and the payment of estimated fees, expenses, financing costs and estimated tax payments related to the transactions contemplated hereby and thereby, as if such events had occurred on such date. The Projected Pro Forma Balance Sheet (i) has been prepared based on the best information available to the Company as of the date of delivery thereof and (ii) to the knowledge of the Company, presents fairly in all material respects on a pro forma basis the estimated financial position of the Company and its Subsidiaries (including, as applicable, Target and its subsidiaries) as at such date, assuming that the Transaction had been consummated on such date.

            (d) Since October 31, 2004, there has been no event or condition resulting in a Material Adverse Effect.

      3.9 Accuracy of Other Information. All information contained in any material application, schedule, report, certificate, or any other document given to the Administrative Agent or any Lender by the Company or any other Person on behalf of the Company in connection with the Loan Documents is (or, in the case of information concerning Target or any of its subsidiaries, is to the best knowledge of the Company) in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All projections given to the Administrative Agent or any Lender by the Company or any other Person on behalf of the Company have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made and as of the Initial Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

      3.10 Compliance with Laws Generally. The Company is in compliance in all material respects with all Requirements of Law applicable to it, its operations and its Properties.

      3.11 ERISA Compliance. (a) The Company, each Subsidiary and each Plan, is in compliance in all material respects with all applicable provisions of ERISA and the Code, and all rules, regulations and orders implementing ERISA and the Code.

            (b) None of the Company, its Subsidiaries or any ERISA Affiliate thereof, maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which the Company or any ERISA Affiliate thereof could have any withdrawal liability.

            (c) None of the Company, its Subsidiaries or any ERISA Affiliate thereof sponsors, maintains, or contributes to any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived.

            (d) The liability for accrued benefits under each Plan that will be sponsored, maintained, or contributed to by the Company, any Subsidiary or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan. The aggregate liability of the Company, each Subsidiary and each ERISA Affiliate thereof arising out of or relating to a failure of any Plan to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

            (e) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent annual report) of the Company, any Subsidiary or any ERISA Affiliate thereof under any Plan, program or arrangement providing post-retirement, life or health benefits.

            (f) No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any Plan with which the Company or any Subsidiary is associated.

            (g) To the extent that the Company is subject to the pension law of any jurisdiction other than the United States, each of the representations contained in Sections 3.11(a) through (f) would be true and correct if (i) a reference to the corresponding provisions of such foreign pension law were substituted for any reference to "ERISA" and the "Code" therein or in the definition of any defined term used therein; (ii) any reference to an "ERISA Affiliate" were deemed to be a reference to any person or entity with respect to which the Company or any Subsidiary would have secondary or joint and several liability under such foreign pension law; and (iii) to the extent the foreign jurisdiction has a pension benefit insurance agency comparable to the PBGC, a reference to such agency were substituted for each reference to the PBGC therein.

      3.12 Environmental Compliance. (a) Each of the Company and each Subsidiary has received all permits and made all filings and notifications necessary under, and is otherwise in compliance in all material respects with, all applicable Environmental Laws.

            (b) Neither the Company nor any Subsidiary has given any written or oral notice to any Governmental Authority with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of any Materials of Environmental Concern either (i) on Properties now or formerly owned, operated or leased by the Company or any Subsidiary or (ii) otherwise in connection with the conduct of its business and operations, and there is no basis for giving any such notice.

            (c) Neither the Company nor any Subsidiary has received any written request for information, or been notified that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of any Materials of Environmental Concern or with respect to any Environmental Laws, and there is no basis for any such request or notice.

            (d) No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of the Company, threatened, under or relating to any Environmental Laws to which the Company or any Subsidiary is named as a party, nor are there any consent decrees or ether decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Laws with respect to the Company, any Subsidiary or the Properties.

            (e) To the knowledge of the Company, except as set forth on Schedule 3.12, neither the Company nor any Subsidiary has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern that could reasonably be expected to result in a material liability to any of them.

      3.13 Intellectual Property. Each of the Company and its Subsidiaries owns, or is licensed to use, all Intellectual Property Rights necessary for the conduct of its business as currently conducted in all material respects. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property Rights of the Company or any of its Subsidiaries or the validity or effectiveness of any such Intellectual Property Rights, nor does the Company know of any valid basis for any such claim. To the knowledge of the Company, the use of Intellectual Property Rights by the Company and each of its Subsidiaries does not infringe on the rights of any Person in any material respect.

      3.14 Federal Regulations. No part of the proceeds of any Loans are intended to be or will be used, directly or indirectly, for any purpose which violates the provisions of the Regulations T, U or X. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

      3.15 Fees and Commissions. Except as set forth in Section 4.1(b)(iv), neither the Company nor any Subsidiary owes or will owe any fees or commissions of any kind in connection with this Agreement or the Transaction, and the Company does not know of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or the Transaction.

      3.16 Solvency. Immediately prior to, upon and immediately following the execution of this Agreement and the funding of the Loans on the Initial Closing Date and on the date of any Borrowing, the Company, both individually and together with its Subsidiaries, was, is and will be Solvent.

      3.17 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

      3.18 Nature of Business. Neither the Company nor any Subsidiary is engaged in any business other than the ownership and operation of retail apparel stores, the design, sourcing, manufacture and distribution of consumer products and services, primarily apparel and accessories, and the marketing, advertising and promotion of those products and services, and the lifestyle associated with such products and services.

      3.19 Ranking of Loans. This Agreement and the other Loan Documents to which the Company is a party, when executed, and the Loans, when borrowed, are and will be the direct and general obligations of the Company. The Company's obligations hereunder and thereunder rank and will rank at least pari passu in priority of payment to all other senior Indebtedness of the Company.

      3.20 Insurance. Schedule 3.20 lists in all material respects all insurance policies of any nature maintained, as of the Initial Closing Date, by the Company and each Subsidiary, as well as a summary of the terms of each such policy.

      3.21 Subsidiaries. The Company has no Subsidiaries other than those listed on Schedule 3.1. As of the date of this Agreement, the Company has the Restricted Subsidiaries, Unrestricted Subsidiaries, Material Domestic Subsidiaries and Material Foreign Subsidiaries listed on Schedule 3.21.

      3.22 Security Interest in Collateral. The provisions of this Agreement and the Escrow Security Agreement create legal and valid first-priority Liens on the Collateral in favor of the Administrative Agent, for the benefit of the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, enforceable against the Company and all third parties.

      3.23 Approvals. All governmental and third party approvals (including, if applicable, any approvals of French national or other competition authorities) necessary in connection with the Initial Transactions, the continuing operations of the Company and its Subsidiaries and the transactions contemplated hereby have been obtained and are in full force and effect, and all applicable waiting periods have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Initial Transactions or the financing contemplated hereby.

      3.24 Use of Proceeds. The proceeds of the Initial Loans drawn on the Initial Closing Date shall be used to finance the Initial Transactions. The proceeds of the Initial Loans drawn during the Availability Period shall be used to finance the Second Step Transactions and the Buy Out Transactions. Notwithstanding anything herein to the contrary, no Loan shall be used for the purchasing or carrying of any Margin Stock.

      3.25 Representations and Warranties Contained in the Transaction Documents. Each of the Transaction Documents (other than the Offer Documents, the OPRO Documents, the Exchange Notes, the Indenture and the Registration Rights Agreement) have been duly executed and delivered by the Company and each Subsidiary party thereto and, to the best knowledge of the Company, have been duly executed and are in full effect. The representations and warranties of the Company, and the representations and warranties of the Subsidiaries party thereto, are accurate and correct in all material respects with respect to each of the Transaction Documents.

                                   SECTION 4

                              CONDITIONS PRECEDENT

      4.1 Initial Loans on the Initial Closing Date. The agreement of each Lender to make the Initial Loan requested to be made by it is subject to the satisfaction of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company with a counterpart for each Lender, (ii) for the account of each Lender requesting the same, a Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Company, (iii) each Guarantee to be entered into on the Initial Closing Date, executed and delivered by a duly authorized officer of the relevant Guarantor and (iv) the Escrow Security Agreement, executed and delivered by a duly authorized officer of each of the parties thereto.

            (b) Initial Transactions. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Administrative Agent:

               (i) the Company shall have consummated the Initial Purchase, and the other transactions described in the Acquisition Documents pertaining to the Initial Purchase shall have been consummated in accordance with the terms of the Acquisition Documents;

               (ii) the Administrative Agent shall have received a complete and correct copy of the Revolving Credit Documents, in form and substance satisfactory to the Administrative Agent, such documents shall be in full force and effect and none of the provisions thereof shall have been amended, waived, supplemented, or otherwise modified without the prior written consent of the Administrative Agent;

               (iii) all conditions precedent for the funding of the Revolving Credit Agreement shall have been satisfied or waived contemporaneously with the satisfaction of the conditions hereunder and such funding shall occur contemporaneously with the funding of the Initial Loans, in each case on terms and conditions satisfactory to the Administrative Agent;

               (iv) the Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Initial Purchase and the financing thereof do not exceed $15,000,000.

               (v) the Administrative Agent shall have received satisfactory evidence that the Existing Credit Agreement shall have been terminated and all amounts thereunder shall have been paid in full;

               (vi) the Administrative Agent shall have received satisfactory evidence that Quiksilver Americas shall have entered into an amendment to the Leasehold Improvement Loan documentation in form and substance reasonably satisfactory to it;

               (vii) all other transactions in connection with foregoing clauses
(i) through (vi) and the financing of the Initial Purchase (collectively, the "Initial Transactions") shall have been consummated pursuant to the Transaction Documents in form and substance consistent with the terms previously disclosed to the Administrative Agent in writing and on other terms reasonably satisfactory to the Administrative Agent, and none of the material terms and conditions of the Transaction Documents shall have been amended, waived, supplemented or otherwise modified in any manner materially adverse to the interests of the Lenders without the consent of the Administrative Agent.

            (c) Corporate Proceedings. The Administrative Agent shall have received a copy of the resolutions of the Board of Directors of each of the Company and the Guarantors, authorizing (i) the execution, delivery and performance of the Loan Documents and the Transaction Documents to which such Obligor is or will be a party and (ii) in the case of the Company, any Borrowing hereunder, in each case certified by the Secretary or an Assistant Secretary of each the Company and the Guarantors, as applicable, as of the Initial Closing Date, which certificate states that such resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

            (d) Organic Documents. The Administrative Agent shall have received copies of the Organic Documents of each of the Company and the Guarantors, certified as of the Initial Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of each of the Company and the Guarantors, as applicable.

            (e) Secretary`s Certificates. The Administrative Agent shall have received certificates dated as of the Initial Closing Date of the Secretary or an Assistant Secretary of each Obligor, in each case attaching (i) a copy of the resolutions of the Board of Directors of such Obligor, authorizing (A) the execution, delivery and performance of the Loan Documents to which such Obligor is or will be a party and (B) in the case of the Company, any Borrowing hereunder, (ii) copies of the Organic Documents of such Obligor and (iii) a certificate, dated as of a recent date, of the Secretary of State of the state of formation of such Obligor and each other jurisdiction where such Obligor is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each Obligor in such state, substantially in the form of Exhibit G.

            (f) Financial Statements. The Administrative Agent shall have received (i) the financial statements and the Projected Pro Forma Balance Sheet referred to in Section 3.8 and (ii) to the extent available to management, monthly financial data generated by the Company's internal accounting systems for use by senior and financial management or any monthly financial data of Target available to the Company (collectively, the "Monthly Reports") for each month ended after the latest fiscal period referred to in Section 3.8(a)(ii) and
Section 3.8(b)(ii), and such financial statements and Monthly Reports shall not reflect any material adverse change in the consolidated financial condition of the Company and its Subsidiaries or Target and its subsidiaries from what was reflected in the financial statements furnished to the Lenders prior to the date hereof.

            (g) Projections. The Administrative Agent shall have received satisfactory projections of the Company and its Subsidiaries for fiscal year 2005 through fiscal year 2010 and monthly projections for fiscal year 2005.

            (h) Delivery of the Transaction Documents. The Administrative Agent shall have received a certified copy of each of the Transaction Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any, but excluding the Offer Documents, the OPRO Documents, the Exchange Notes, the Indenture and the Registration Rights Agreement) and all amendments thereto, waivers relating thereto and other side letters or agreements contemplated thereby or affecting the terms thereof in any material respect, and such documents shall be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall also have received the most recent drafts of each of the Offer Documents, and such drafts shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (i) Approvals. All governmental and third party approvals (including, if applicable, any approvals of French national or other competition authorities) necessary in connection with the Initial Transactions, the continuing operations of the Company and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Initial Transactions or the financing contemplated hereby.

            (j) Regulatory Matters. All legal (including tax implications) and regulatory matters, including, but not limited to compliance with applicable requirements of Regulations T, U and X shall be reasonably satisfactory to the Administrative Agent and the Lenders.

            (k) Fees and Costs. The Lenders and the Administrative Agent shall have received all fees required to be paid in connection with the Initial Transactions, and all expenses for which invoices have been presented (including the reasonable fees and expenses of counsel), on or before the Initial Closing Date. All such amounts will be paid with the proceeds of the Initial Loans (or loans under the Revolving Credit Agreement) made on the Initial Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Initial Closing Date.

            (l) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Hewitt & O'Neil LLP, counsel to the Company and its Subsidiaries, substantially in the form of Exhibit E-1 hereto;

               (ii) the legal opinion of De Pardieu, Brocas, Maffei, special French counsel to the Administrative Agent, substantially in the form of Exhibit E-2; and

               (iii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders.

Each such legal opinion shall cover matters customary for transactions of this type and such other matters incident to the transactions contemplated by this Agreement in form and substance reasonably satisfactory to the Administrative Agent.

            (m) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in the jurisdiction where the Collateral is located, and such search shall not reveal any Lien on the Collateral.

            (n) Filings, Registrations and Recordings. Each document required by the Escrow Security Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral, prior and superior in right to any other Person, shall be in proper form for filing, registration or recordation.

            (o) Solvency Certificate. The Administrative Agent shall have received a satisfactory solvency certificate from the Chief Financial Officer of the Company, prepared to give effect to the Transaction.

            (p) Take-Out Debt. The Company shall have engaged the Investment Bank for the purpose of selling the Take-Out Debt.

            (q) No Default/Representations. No Default shall have occurred and be continuing on the Initial Closing Date or would occur after giving effect to the Loans requested to be made on the Initial Closing Date, and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders prior to or on the Initial Closing Date shall be correct in all material respects on and as of the Initial Closing Date, and the Administrative Agent shall have received a certificate of the Company to such effect in the form of Exhibit D, dated as of the Initial Closing Date and executed by a Responsible Officer of the Company.

The making of the Initial Loans on the Initial Closing Date by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 4.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

      4.2 Initial Loans on the Tender Offer Closing Date. The agreement of each Lender to make the Initial Loan requested to be made by it on the Tender Offer Closing Date (limited to Initial Loans drawn on such date to fund the consideration to be paid for shares of Target Stock acquired pursuant to the Tender Offer) is subject to the satisfaction of the following conditions precedent:

            (a) Initial Closing Date. The Initial Closing Date shall have occurred in accordance with the terms of Section 4.1.

            (b) Second Step Transactions. The following transactions shall have been consummated on terms and conditions reasonably satisfactory to the Administrative Agent:

               (i) the Company shall have consummated in all material respects the Initial Purchase and the other transactions described in the Acquisition Documents pertaining to the Initial Purchase shall have been consummated in all material respects in accordance with the terms of the Acquisition Documents;

               (ii) the Company shall have commenced the Tender Offer in all material respects in accordance with the terms of the Acquisition Documents, the Offer Documents, the French commercial code and all other applicable codes, rules and laws relating thereto; and

               (iii) all other transactions in connection with foregoing clauses
(i) and (ii) and the financing of the Initial Purchase (collectively, the "Second Step Transactions") shall have been consummated pursuant to, or commenced in accordance with, the Transaction Documents in form and substance consistent with the terms previously disclosed to the Administrative Agent in writing and on other terms reasonably satisfactory to the Administrative Agent, and none of the material terms and conditions of the Transaction Documents shall have been amended, waived, supplemented or otherwise modified in any manner materially adverse to the interests of the Lenders without the consent of the Administrative Agent.

            (c) Fees and Costs. The Lenders and the Administrative Agent shall have received all fees required to be paid in connection with the Second Step Transactions, and all expenses for which invoices have been presented (including the reasonable fees and expenses of counsel), on or before the Tender Offer Closing Date. All such amounts will be paid with the proceeds of the Initial Loans made on the Tender Offer Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Tender Offer Closing Date.

            (d) Approvals. All governmental and third party approvals (including, if applicable, any approvals of French national or other competition authorities) necessary in connection with the Second Step Transactions, the continuing operations of the Company and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Second Step Transactions or the financing contemplated hereby.

            (e) Offer Documents. The Administrative Agent shall have received a copy (certified by the Company) of the following documents (collectively, the "Offer Documents"), and such Offer Documents shall be in form and substance reasonably satisfactory to the Administrative Agent:

               (i) the mandate letter of the Company appointing Calyon to act as the presenting bank for the Tender Offer and, if applicable, the Buy Out and the Squeeze Out;

               (ii) the communique de depot to be published in connection with the Tender Offer pursuant to article 231-17 of the Autorites des marches financiers (the "AMF") General Regulation;

               (iii) the lettre de depot relating to the Tender Offer to be filed with the AMF pursuant to article 231-14 of the AMF General Regulation;

               (iv) the resolutions of the supervisory board of Target regarding the launch of the Tender Offer and recommending the Tender Offer;

               (v) the joint note d'information in relation to the Tender Offer issued by the Company and Target;

               (vi) the AMF decision de recevabilite (approval decision) of the Tender Offer and the AMF visa (approval) of the joint note d'information;

               (vii) a certificate of the Company stating the number of shares of Target Stock that have been tendered pursuant to the Tender Offer according to the avis de resultat published by the AMF; and

               (viii) a certificate of the Company stating that the Initial Loans drawn on the Tender Offer Closing Date will be used in a manner consistent with Section 3.24.

            (f) Offer Account. The Company shall have established an account (the "Offer Account") in which (i) cash to fund the Tender Offer will be deposited and (ii) a security interest will be granted in favor of the Administrative Agent for the benefit of the Lenders (taking the form of a nantissement).

            (g) Major Representations. The representations of the Company and each of its Subsidiaries (other than Target and its subsidiaries) contained in Sections 3.1, 3.2, 3.3, 3.4, 3.8, 3.9 and 3.23 (the "Major Representations") shall be correct in all material respects on and as of the Tender Offer Closing Date and after giving effect to the Initial Loans requested to be made on the Tender Offer Closing Date. Any Borrowing of Initial Loans by the Company on the Tender Offer Closing Date shall be deemed to be a representation by the Company that the Major Representations are correct in all material respects on and as of such date and after giving effect to the Initial Loans requested to be made on such date.

            (h) No Major Default. No Major Default shall have occurred and be continuing on the date of any Borrowing or would occur after giving effect to such Borrowing. Any Borrowing of Initial Loans by the Company on the Tender Offer Closing Date shall be deemed to be a representation by the Company that no Major Default has occurred and is continuing on such date or would occur after giving effect to such Borrowing. As used herein, a "Major Default" shall mean any of the following events:

               (i) any of the events in Section 7(a), (b), (c), (e), (f), (g) or
      (j) shall have occurred and be continuing, provided that, for purposes of this clause (i), (x) 7(e) and 7(j) shall be deemed to apply to any Transaction Document and (y) all requirements for the giving of notice, the lapse of time, or both, and any other conditions, are hereby expressly waived by the Company and each of its Subsidiaries;

               (ii) the maximum price per share of Target Stock payable by the Company pursuant to the Tender Offer shall be, or may required to be, greater than (euro)19 per share (unless such increase is (x) imposed by the AMF or a court of competent jurisdiction and (y) fully funded by additional cash equity of the Company for this purpose, provided that, in no event shall any increase pursuant to foregoing clauses (x) and (y) cause the maximum price per share to exceed (euro)21 per share);

               (iii) the Company shall have increased (or agreed to increase) the price payable per share of Target Stock pursuant to the Tender Offer in excess of (euro)19 per share and such increase is not, prior to such increase being made, fully funded by additional cash equity of the Company for this purpose, provided that, in no event shall any increase pursuant to this clause (iii) cause the maximum price per share to exceed (euro)21 per share;

               (iv) the consideration to be paid by the Company for the shares of Target Stock acquired pursuant to the Tender Offer shall be in a form other than cash;

               (v) the Tender Offer shall not have been conducted in accordance with the Acquisition Documents, the Offer Documents, the French commercial code, the AMF General Regulation and all other applicable codes, rules and laws relating thereto;

               (vi) the Company or any Subsidiary shall have defaulted in the observance or performance of its obligations under Section 5.4; or

               (vii) a Change of Control shall have occurred.

            (i) The following actions shall have been taken, or such events shall have occurred, with respect to the Tender Offer (collectively, the "Tender Offer Undertakings"):

               (i) the Company shall have delivered to the Administrative Agent all relevant documents (including the Offer Documents) relating to the Tender Offer filed with, or approved by, the AMF;

               (ii) there shall have been no modification of, or amendment to, the terms or conditions of the Tender Offer without the prior written consent of the Administrative Agent;

               (iii) no press release shall have been issued, and no statement or announcement shall have been made, which refers to this Agreement or to any or all of the Lenders without the prior consent of the Administrative Agent (such consent not be unreasonably withheld), except as required by the note d'information filed with the AMF in connection with the Tender Offer or other applicable law;

               (iv) on or prior to (or promptly following) the Initial Closing Date, the Company shall have initiated discussions with the AMF regarding the Tender Offer; and

               (v) the Company shall have promptly and adequately informed the Administrative Agent of the progress of the Tender Offer.

            (j) Consummation of Tender Offer . The Administrative Agent shall have received satisfactory evidence that the Tender Offer will be consummated on or prior to July 31, 2005.

            (k) Enforcement of Rights. The Administrative Agent shall have received satisfactory evidence that the Company shall have used its commercially reasonable best efforts to enforce any claims or remedies available to it under the Acquisition Documents, the Tender Offer and the Offer Documents.

      4.3 Initial Loans on the Final Drawdown Date. The agreement of each Lender to make the Initial Loan requested to be made by it on the Final Drawdown Date (limited to Initial Loans drawn on such date to fund the consideration to be paid for shares of Target Stock acquired pursuant to the Buy Out and the Squeeze
Out) is subject to the satisfaction of the following conditions precedent:

            (a) Tender Offer Closing Date. The Tender Offer Closing Date shall have occurred in accordance with the terms of Section 4.2.

            (b) Buy Out Transactions. The following transactions shall have been consummated on terms and conditions reasonably satisfactory to the Administrative Agent:

               (i) the Company shall have consummated in all material respects the Second Step Transactions and the other transactions described in the Acquisition Documents pertaining to the Second Step Transactions shall have been consummated in all material respects in accordance with the terms of the Acquisition Documents;

               (ii) the Company shall have commenced the Buy Out in all material respects in accordance with the terms of the Acquisition Documents, the OPRO Documents, the French commercial code and all other applicable codes, rules and laws relating thereto; and

               (iii) all other transactions in connection with foregoing clauses
(i) and (ii) and the financing of the Buy Out Transactions (collectively, the "Buy Out Transactions") shall have been consummated pursuant to, or commenced in accordance with, the Transaction Documents in form and substance consistent with the terms previously disclosed to the Administrative Agent in writing and on other terms reasonably satisfactory to the Administrative Agent, and none of the material terms and conditions of the Transaction Documents shall have been amended, waived, supplemented or otherwise modified in any manner materially adverse to the interests of the Lenders without the consent of the Administrative Agent.

            (c) Fees and Costs. The Lenders and the Administrative Agent shall have received all fees required to be paid in connection with the Buy Out Transactions, and all expenses for which invoices have been presented (including the reasonable fees and expenses of counsel), on or before the Final Drawdown Date. All such amounts will be paid with the proceeds of the Initial Loans made on the Final Drawdown Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Final Drawdown Date.

            (d) Approvals. All governmental and third party approvals (including, if applicable, any approvals of French national or other competition authorities) necessary in connection with the Buy Out Transactions, the continuing operations of the Company and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Buy Out Transactions or the financing contemplated hereby.

            (e) OPRO Documents. The Administrative Agent shall have received a copy (certified by the Company) of the following documents (collectively, the "OPRO Documents"), and such OPRO Documents shall be in form and substance reasonably satisfactory to the Administrative Agent:

               (i) the mandate letter of the Company appointing Calyon to act as the presenting bank for the Buy Out and the Squeeze Out;

               (ii) the communique de depot to be published in connection with the Buy Out pursuant to article 231-17 of the AMF General Regulation;

               (iii) the lettre de depot relating to the Buy Out and the Squeeze Out to be filed with the AMF pursuant to article 231-14 of the AMF General Regulation;

               (iv) the joint note d'information in relation to the Buy Out and the Squeeze Out issued by the Company and Target;

               (v) the AMF decision de recevabilite (approval decision) of the Buy Out and the Squeeze Out and the AMF visa (approval) of the joint note d'information;

               (vi) a certificate of the Company stating the number of shares of Target Stock that have been tendered pursuant to the Buy Out and the Squeeze Out according to the avis de resultat published by the AMF; and

               (vii) a certificate of the Company stating that the Initial Loans drawn on the Final Drawdown Date will be used in a manner consistent with
      Section 3.24.

            (f) OPRO Account. The Company shall have established an account (the "OPRO Account") in which (i) cash to fund the Buy Out and the Squeeze Out will be deposited and (ii) a security interest will be granted in favor of the Administrative Agent for the benefit of the Lenders (taking the form of a nantissement).

            (g) Major Representations. The Major Representations of the Company and each of its Subsidiaries (other than Target and its subsidiaries) shall be correct in all material respects on and as of the Final Drawdown Date and after giving effect to the Initial Loans requested to be made on the Final Drawdown Date. Any Borrowing of Initial Loans by the Company on the Final Drawdown Date shall be deemed to be a representation by the Company that the Major Representations are correct in all material respects on and as of such date and after giving effect to the Initial Loans requested to be made on such date.

            (h) No OPRO Major Default. No OPRO Major Default shall have occurred and be continuing on the date of any Borrowing or would occur after giving effect to such Borrowing. As used herein, an "OPRO Major Default" shall mean any of the following events:

               (i) any of the events in Section 7(a), (b), (c), (e), (f), (g) or
      (j) shall have occurred and be continuing, provided that, for purposes of this clause (i), (x) 7(e) and 7(j) shall be deemed to apply to any Transaction Document and (y) all requirements for the giving of notice, the lapse of time, or both, and any other conditions, are hereby expressly waived by the Company and each of its Subsidiaries;

               (ii) the consideration to be paid by the Company for the shares of Target Stock acquired pursuant to the Buy Out and the Squeeze Out shall be in a form other than cash;

               (iii) the Buy Out and the Squeeze Out shall not have been conducted in accordance with the Acquisition Documents, the OPRO Documents, the French commercial code, the AMF General Regulation and all other applicable codes, rules and laws relating thereto;

               (iv) the Company or any Subsidiary shall have defaulted in the observance or performance of its obligations under Section 5.4; or

               (v) a Change of Control shall have occurred.

            (i) The following actions shall have been taken, or such events shall have occurred, with respect to the Buy Out and the Squeeze Out (collectively, the "Buy Out Undertakings"):

               (i) the Company shall have delivered to the Administrative Agent all relevant documents (including the OPRO Documents) relating to the Buy Out and the Squeeze Out filed with, or approved by, the AMF;

               (ii) there shall have been no modification of, or amendment to, the terms or conditions of the Buy Out and the Squeeze Out without the prior written consent of the Administrative Agent;

               (iii) no press release shall have been issued, and no statement or announcement shall have been made, which refers to this Agreement or to any or all of the Lenders without the prior consent of the Administrative Agent (such consent not be unreasonably withheld), except as required by the note d'information filed with the AMF in connection with the Buy Out and the Squeeze Out or other applicable law;

               (iv) promptly upon acquiring (directly or indirectly and together with the Sellers) at least 95% of Target Stock, the Company shall have initiated the Buy Out and, immediately thereafter, the Squeeze Out, which, when consummated, will result in the automatic delisting of Target from Eurolist by Euronext; and

               (v) the Company shall have promptly and adequately informed the Administrative Agent of the progress of the Buy Out and the Squeeze Out.

            (j) Consummation of Buy Out and Squeeze Out. The Administrative Agent shall have received satisfactory evidence that the Buy Out and the Squeeze Out shall be consummated on or prior to September 15, 2005.

            (k) Enforcement of Rights. The Administrative Agent shall have received satisfactory evidence that the Company shall have used its commercially reasonable best efforts to enforce any claims or remedies available to it under the Acquisition Documents, the Buy Out, the Squeeze Out and the OPRO Documents.

                                   SECTION 5

                              AFFIRMATIVE COVENANTS

            The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or Loan Note remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder or under any of the other Loan Documents, the Company shall, and, in the case of the agreements contained in Sections 5.3 through 5.8 and 5.10, shall cause each of its Subsidiaries to:

      5.1 Financial Statements. (a) Within 105 days after the end of each fiscal year (or, if earlier, the date on which such financial statements are filed by the Company with the SEC), the Company shall deliver to the Lenders a complete set of audited annual consolidated financial statements of the Company, and unaudited consolidating financial statements with respect to the Company, each current or future Domestic Subsidiary (to the extent included in the Company's consolidating financial statements immediately before the date hereof), each current or future Material Domestic Subsidiary and each other current or future Material Foreign Subsidiary, including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules) and a capital expenditure schedule for such fiscal year segmented by domestic and foreign operations; provided that, in the event that the Company is unable to deliver unaudited consolidating financial statements with respect to one or more Material Foreign Subsidiaries, it shall provide such other financial statements with respect thereto in form and substance reasonably satisfactory to the Administrative Agent. Such financial statements (i) must be prepared in accordance with GAAP consistently applied and (ii) must be certified without qualification or exception by the Accountants. Together with the audited financial statements, the Administrative Agent must also receive (A) a copy of the opinion of the Accountants (without a "going concern" or like qualification or exception, and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (B) a certificate executed by the Chief Financial Officer of the Company certifying that the financial statements fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and for the period covered thereby and that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate.

            (b) Within 60 days after the end of each of the Company's first three fiscal quarters (or, if earlier, the date on which such financial statements are filed by the Company with the SEC), the Company shall deliver to the Lenders the unaudited quarterly consolidated financial statements of the Company and unaudited consolidating financial statements with respect to the Company, each current or future Domestic Subsidiary (to the extent included in the Company's consolidating financial statements immediately before the date hereof), each current or future Material Domestic Subsidiary and each other current or future Material Foreign Subsidiary, including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules); provided that, in the event that the Company is unable to deliver unaudited consolidating financial statements with respect to one or more Material Foreign Subsidiaries, it shall provide such other financial statements with respect thereto in form and substance reasonably satisfactory to the Administrative Agent. Such financial statements shall be prepared in accordance with GAAP consistently applied (it being understood that such financial statements are subject to normal year-end audit adjustments and do not include all of the footnotes required under GAAP for annual financial statements). Together with the quarterly financial statements, the Lenders must also receive a certificate executed by the Chief Financial Officer of the Company (A) stating that the financial statements fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and for the period covered thereby and (B) certifying that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate.

            (c) Within 105 days after the end of each fiscal year, the Company shall deliver to the Lenders its projections with respect to the financial performance of the Company and its Subsidiaries for the fiscal year commencing on the immediately preceding November 1. Such projections shall include quarterly cash-flow forecasts, quarterly consolidating balance sheets and quarterly consolidating income statements and shall set forth in reasonable detail all material assumptions made in connection with such projections and shall otherwise be in form and scope reasonably satisfactory to the Administrative Agent; provided that, in the event that the Company is unable to deliver quarterly consolidating balance sheets with respect to any Foreign Subsidiaries, it shall be permitted to deliver quarterly consolidated balance sheets with respect thereto.

      5.2 Certificates; Other Information. The Company shall furnish to the Administrative Agent, for distribution to the Lenders:

            (a) within 10 days after the same are filed, copies of all financial statements and reports which the Company or any Subsidiary may make to, or file with, the SEC;

            (b) promptly but, in any event, within 10 days after receipt thereof, copies of all financial reports (including management letters), if any, submitted to the Company or any Subsidiary by the Accountants in connection with any annual or interim audit of the books thereof;

            (c) (A) as soon as possible and in any event within 30 days after the Company knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Company describing such Termination Event and the action, if any, which the Company proposes to take with respect thereto, (B) promptly and in any event within ten days after receipt thereof by the Company or any ERISA Affiliate of the Company from the PBGC, copies of each notice received by the Company or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Employee Benefits Security Administration, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Company or any Subsidiary if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $500,000, (D) promptly and in any event within ten days after receipt thereof by the Company or any ERISA Affiliate of the Company from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Company or such ERISA Affiliate concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) the information that would be required under clauses (A) through (D) if the corresponding provisions of the pension law of any foreign jurisdiction under which the Company or any Subsidiary may have liability were substituted for each reference to ERISA and the Code therein and in the definition of any defined term used therein;

            (d) promptly after the commencement thereof, but in any event not later than 10 days after service of process with respect thereto on, or the obtaining of knowledge by, the Company or any Subsidiary, notice of (i) each material action, suit or proceeding before any Governmental Authority and (ii) any material claim under any Environmental Control Statute;

            (e) promptly upon any Subsidiary's becoming a Material Domestic Subsidiary or a Material Foreign Subsidiary, or upon the Company's direct or indirect creation or acquisition of a Material Domestic Subsidiary or a Material Foreign Subsidiary, notice of the same; and

            (f) promptly, such additional financial information as any Lender, through the Administrative Agent, may from time to time reasonably request.

      5.3 Payment of Obligations. The Company shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including all taxes, assessments, governmental charges and levies), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or such Subsidiaries, as the case may be.

      5.4 Conduct of Business; Maintenance of Existence and Licenses; Contractual Obligations. The Company shall, and shall cause each of its Subsidiaries to, (a) continue to engage in business of the same general type as conducted by the Company and such Subsidiaries as of the date hereof, (b) preserve, renew and keep in full force and effect its corporate or other legal existence, unless the Board of Directors of any Subsidiary other than a Material Domestic Subsidiary or a Material Foreign Subsidiary determines that the preservation of its corporate or other legal existence is no longer desirable, and the loss thereof could not reasonably be expected to have a Material Adverse Effect, (c) maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to so maintain would not have a Material Adverse Effect, and (iv) comply with all Contractual Obligations except to the extent that failure to comply therewith would not have a Material Adverse Effect.

      5.5 Maintenance of Property. The Company shall, and shall cause each of its Subsidiaries to, do all things necessary to (i) maintain, preserve, protect and keep its Properties in good repair, working order and condition (normal wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and (ii) obtain and maintain in effect at all times all material franchises, governmental authorizations, Intellectual Property Rights, Licenses and permits, which are necessary for it to own its Properties or conduct its business as conducted on the Initial Closing Date.

      5.6 Insurance. The Company shall, and shall cause each of its Subsidiaries to, at all times maintain, with financially sound and reputable carriers having a "Financial Strength" rating of at least A- by A.M. Best Company, insurance against: (i) loss or damage by fire and loss in transit; (ii) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (iii) business interruption; (iv) general liability and (v) and such other hazards, as is customary in the business of the Company or such Subsidiary. All such insurance shall be in amounts, cover such assets and be under policies acceptable to the Administrative Agent in its reasonable discretion. The amount of all insurance required by this Section 5.6 shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by the Company or the relevant Subsidiary and, upon request, copies of the policies delivered to the Administrative Agent. If the Company or any Subsidiary fails to obtain any insurance as required by this Section 5.6, the Administrative Agent may obtain such insurance at the Company's or such Subsidiary's expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from the Company's or any Subsidiary's failure to maintain such insurance or pay any premiums therefor. The Company shall, and shall cause each of its Subsidiaries to, use its Properties in compliance with applicable law and not to use such Properties in any manner which might render inapplicable any insurance coverage.

      5.7 Inspection of Property; Books and Records; Communications with Accountants. The Company shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent and the Lenders, by their respective employees, representatives and agents, from time to time upon two Business

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                                                                              59

Days' prior notice as frequently as the Administrative Agent reasonably determines to be appropriate, to (a) inspect any of the Properties and the books and financial records of such Obligor, (b) examine, audit and make extracts or copies of the books of accounts and other financial records of such Obligor and
(c) have access to its Properties, facilities and its advisors, officers, directors and employees to discuss the affairs, finances and accounts of any Obligor. If a Default or an Event of Default has occurred and is continuing, the Company shall, and shall cause each of its Subsidiaries to, provide such access to the Administrative Agent and to each Lender at all times and without advance notice. The Company shall, and shall cause each of its Subsidiaries to, promptly make available to the Administrative Agent and its counsel originals or copies of all books and records that the Administrative Agent may reasonably request. Upon reasonable notice and at such reasonable times during usual business hours, the Company shall, and shall cause each of its Subsidiaries to, permit representatives of the Administrative Agent (on behalf of the Lenders) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with its Accountants; provided that the Administrative Agent shall give notice of any such communication to the Company and allow the Company the opportunity to be present during such communication

      5.8 Environmental Laws. The Company shall, and shall cause each of its Subsidiaries to:

            (a) comply in all material respects with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

            (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

            (c) generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, the Company or any of its Subsidiaries.

      5.9 Use of Proceeds. The Company shall use the proceeds of the Initial Loans in accordance with the terms of Section 3.24.

      5.10 Compliance with Laws, Etc. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law.

      5.11 Guarantees, Etc. The Company shall not permit any current or future Domestic Subsidiary to Incur a Guarantee Obligation with respect to the payment of any Indebtedness of the Company or any other Restricted Subsidiary or otherwise become an obligor, including as a co-borrower, under a Credit Facility, unless (i) such Domestic Subsidiary simultaneously executes and delivers an assumption agreement supplemental hereto providing for a Guarantee of such Domestic Subsidiary pursuant to which such Domestic Subsidiary will unconditionally guarantee, on a joint and several basis, all of the

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                                                                              60

obligations of the Company and the other Guarantors under this Agreement, including the full and prompt payment of the principal of, premium, if any and interest on the Loans and the Exchange Notes on a senior basis and all other obligations under this Agreement; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Loans or the Guarantees, as the case may be, any such Guarantee Obligation of such Domestic Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Domestic Subsidiary's Guarantee with respect to the Loans and the Exchange Notes substantially to the same extent as such Indebtedness is subordinated to the Loans; (ii) such Domestic Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Domestic Subsidiary under its Guarantee of the Loans and Exchange Notes so long as any of the Loans or Exchange Notes remain outstanding; and (iii) such Domestic Subsidiary shall deliver to the Administrative Agent an opinion of counsel to the effect that (A) such Guarantee has been duly executed and authorized and (B) such Guarantee constitutes a valid, binding and enforceable obligation of such Domestic Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity. In addition, the Company shall cause such Domestic Subsidiary to deliver to the Administrative Agent (a) such other agreements, instruments, approvals or other documents as any Lender through the Administrative Agent may reasonably request and (b) copies of the organizational documents, resolutions and incumbency certificates of such Domestic Subsidiary, promptly upon request thereby. Notwithstanding the foregoing, in the event a Guarantor is released and discharged from all of its obligations (other than contingent indemnification obligations) (1) under its Guarantee Obligations with respect to Indebtedness and other obligations under a Credit Facility and all other Indebtedness of the Company and its Restricted Subsidiaries, and (2) as an obligor, including as a co-borrower, under a Credit Facility, then the Guarantee of such Guarantor shall be automatically and unconditionally released and discharged. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

      5.12 Notices. The Company shall give prompt notice in writing to the Administrative Agent and the Lenders of:

         (a) the occurrence of any Default or Event of Default;

         (b) any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect;

         (c) receipt of any written notice (i) that the Company or any Subsidiary is subject to any investigation by any governmental entity with respect to any potential or alleged material violation of any material applicable Environmental Laws, (ii) that any Governmental Authority may deny or refuse to renew any material permit, license, approval, registration, exemption or other authorization required under any Environmental Law, or (iii) of imposition of any Lien against any Property of the Company or any Subsidiary for any liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

         (d) receipt of any notice of litigation commenced or threatened against the Company or any Subsidiary that (i) seeks damages in excess of $10,000,000,
(ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by the Company or any Subsidiary, (v) alleges the material violation of any law regarding, or seeks remedies in connection with, any Environmental Control Statutes; or (vi) involves any product recall;

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                                                                              61

         (e) commencement of any proceedings involving the Company or any Subsidiary contesting any tax, fee, assessment, or other governmental charge in excess of $10,000,000;

         (f) any Lien or claim made or asserted against the Collateral; or

         (g) any other matter as the Administrative Agent may reasonably request.

      5.13 Take-Out Financing. The Company shall take any and every action reasonably necessary or desirable so that the Investment Bank can, as soon as practicable after the date hereof, publicly sell or privately place, in one or more offerings or placements, the Take-Out Debt. The Investment Bank, in its reasonable discretion after consultation with the Company, shall determine whether, and in which amounts, the Take-Out Debt shall be issued by the Company and the amount of each series of Take-Out Debt to be issued if the Take-Out Debt is to be issued in a series of offerings and/or placements. Upon notice by the Investment Bank (a "Securities Demand"), at any time and from time to time if all Loans shall not have been repaid in full or the commitments in respect thereof shall not have been terminated, the Company will cause the issuance and sale of Take-Out Debt upon such terms and conditions as specified in the Securities Demand; provided that (i) the interest rate (whether floating or fixed) shall be determined by the Investment Bank in light of the then prevailing market conditions for comparable securities but in no event shall the weighted average effective yield on the Take-Out Debt exceed 10.5% per annum;
(ii) the Investment Bank, in its reasonable discretion after consultation with the Company, shall determine whether the Take-Out Debt shall be issued through a public offering or a private placement; (iii) the maturity of any Take-Out Debt shall not be earlier than six months after the final maturity of the last facility to mature under the Revolving Credit Agreement; (iv) the Take-Out Debt will be issued pursuant to an indenture or indentures, which shall contain such terms, conditions and covenants as are typical and customary for similar financings and as are reasonably satisfactory in all respects to the Investment Bank, the Company and the Administrative Agent; and (v) all other arrangements with respect to the Take-Out Debt shall be reasonably satisfactory in all respects to the Investment Bank in light of the then prevailing market conditions.

         (b) The Company shall give the Administrative Agent prior notice of its intention to file the registration statement or to effect a private placement of the Take-Out Debt. The Company will notify the Administrative Agent promptly upon the receipt of any comments from the SEC in connection with the registration statement, will furnish the Administrative Agent with a copy of any written comments from the SEC, will respond in a reasonably prompt manner and appropriately to any such comments and will furnish a copy to the Administrative Agent of any such response to the SEC.

         (c) The Company shall use its commercially reasonable best efforts to deliver to the Investment Bank, within 30 days from the execution of the Acquisition Agreement, a substantially complete initial draft of a registration statement or an offering memorandum under Rule 144A of the Securities Act relating to the Take-Out Debt (including audited financial statements of the Company for the three preceding years, audited financial statements of Target, as required by Regulation S-X, unaudited interim financial statements of the Company and Target, as required by Regulation S-X, pro forma financial statements and information and such other financial information as may be required by applicable law or as may be customarily included therein).

      5.14 Exchange Notes. The Company shall, as promptly as practicable after the six-month anniversary of the Initial Closing Date and in any event prior to the Initial Maturity Date, enter into the Indenture with a bank or trust company acting as indenture trustee thereunder (the "Trustee"), which shall be a corporation organized and doing business under the laws of the United States or any state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to

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                                                                              62

supervision or examination by Federal or state authority and which has a combined capital and surplus of not less than $50,000,000.

         (b) The Company shall, on or prior to the third Business Day following the written request (the "Exchange Request") of any Lender, execute, and cause the Trustee to authenticate, and deliver to such Lender in accordance with the Indenture an Exchange Note bearing interest as set forth therein in exchange for such Lender's Loan dated the date of the issuance of such Exchange Note, registered in the name specified by such Lender, in the principal amount equal to 100% of the aggregate principal amount of the Loans for which they are exchanged. Each Exchange Request shall specify the principal amount of the Loans to be exchanged pursuant to this Section 5.14, which shall be at least $1,000,000 or (euro)1,000,000, as the case may be, and in integral multiples of $100,000 or (euro)100,000, as the case may be, in excess thereof and, if such Lender holds Loan Notes, be accompanied by the Loan Notes to be exchanged for Exchange Notes. No Exchange Request shall be made more than thirty (30) days prior to the Initial Maturity Date. Any Loan Notes delivered to Company under this Section 5.14 in exchange for Exchange Notes shall be canceled by the Company and the corresponding amount of the Lender's Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Indenture, which terms shall include those set forth in Exhibit H.

         (c) The Company shall, as promptly as practicable after the six-month anniversary of the Initial Closing Date and in any event prior to the Initial Maturity Date, enter into the Registration Rights Agreement with the Trustee for the benefit of the Holders. If Exchange Notes are issued pursuant to the terms hereof, the holders of such Exchange Notes shall have the registration rights set forth in the Registration Rights Agreement, and the Company hereby agrees to be bound by the provisions thereof applicable to the Company.

      5.15 Use of Proceeds of the Take-Out Debt. The Company shall use the net proceeds received by it from the sale of the Take-Out Debt to repay the Loans and the Exchange Notes pursuant to Section 2.5(d).

      5.16 Initiation of Buy Out. The Company shall, promptly upon acquiring (directly or indirectly) at least 95% of Target Stock pursuant to the Tender Offer, initiate the Buy Out and, immediately thereafter, the Squeeze Out, resulting in the automatic delisting of Target from Eurolist by Euronext.

      5.17 Prepayment of Loans with Released Amount. The Company shall, upon receipt by the Company or any of its Subsidiaries of the Released Amount, apply an amount equal to the Released Amount toward the prepayment of the Loans and the Exchange Notes in accordance with Section 2.5(b)(iii).

      5.18 Further Assurances. Upon reasonable request of the Administrative Agent, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

                                   SECTION 6

                               NEGATIVE COVENANTS

            So long as any Loan or Loan Note remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document or the Fee Letter:

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                                                                              63

      6.1 Limitation on Indebtedness. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that from and after the Initial Maturity Date the Company and any Guarantor may Incur Indebtedness if on the date thereof (A) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.0 to 1.0 and (B) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of Incurring such Indebtedness or the transactions relating to such Incurrence.

         (b) Section 6.1(a) will not prohibit the Incurrence of the following
Indebtedness:

            (i) Indebtedness of the Company or any Guarantor Incurred pursuant to a Credit Facility in an aggregate amount up to the greater of (a) the Borrowing Base, less the aggregate principal amount of Indebtedness outstanding at any one time under clause (xi), and (b) $300,000,000 less the aggregate principal amount of all scheduled principal repayments and all mandatory prepayments of principal thereof permanently reducing the commitments thereunder, repayments with the proceeds from Asset Dispositions that are required under Section 6.4 hereof to reduce permanently the revolving commitments under a Credit Facility and Guarantee Obligations of Restricted Subsidiaries in respect of the Indebtedness Incurred pursuant to a Credit Facility under this clause (i);

            (ii) Guarantee Obligations of the Company or any Guarantor of Indebtedness Incurred in accordance with the provisions of this Agreement; provided that in the event such Indebtedness that is subject to a Guarantee Obligation is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee Obligation shall be subordinated in right of payment to the Loans or the Guarantee Obligation, as the case may be;

            (iii) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however, (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Loans, (B) if a Guarantor is the obligor on such Indebtedness and the Company or a Guarantor is not the obligee, such Indebtedness constitutes a Guarantor Subordinated Obligation and (C)(1) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

            (iv) Indebtedness represented by (w) the Loans and the related Guarantees and the Exchange Notes and the related Guarantees, (x) the Take-Out Debt, (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii), (iii), (vi), (vii), (viii), (ix) and (xi) of this
      Section 6.1(b)) outstanding on the Initial Closing Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or clause (v) or Incurred pursuant to Section 6.1(a);

            (v) Indebtedness of a Guarantor Incurred and outstanding on the date on which such Guarantor was acquired by the Company or a Restricted Subsidiary and Indebtedness of a Foreign Subsidiary Incurred and outstanding on the date on which such Foreign Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred
      (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related

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                                                                              64

      transactions pursuant to which such Guarantor or Foreign Subsidiary, as the case may be, became a Guarantor or Foreign Subsidiary, as the case may be, or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition), provided, however, that at the time such Guarantor is acquired by the Company or such Restricted Subsidiary, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 6.1(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) or, in the case of an acquisition of a Foreign Subsidiary, such Foreign Subsidiary would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (xi), provided that, prior to the Initial Maturity Date, such Indebtedness (other than Indebtedness existing at the time of the Transaction of the Holding Company, the Target or Subsidiaries of the Target) of such Foreign Subsidiary shall not exceed $35,000,000;

            (vi) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Agreement;

            (vii) Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

            (viii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary in accordance with the terms of this Agreement, other than Guarantee Obligations by the Company or any Restricted Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition, provided that, in the case of a disposition, the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including all cash and non-cash proceeds) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

            (x) the Incurrence by the Company or any Guarantor of Indebtedness represented by Capitalized Lease Obligations, the Leasehold Improvement Loan, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Guarantor, in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

            (xi) Indebtedness of Foreign Subsidiaries in an amount at any one time outstanding up to the greater of (a) 75% of such Foreign Subsidiaries' Consolidated Tangible Assets or (b)

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                                                                              65

      $300,000,000, in each case, less the aggregate principal amount of Indebtedness of a Foreign Subsidiary Incurred pursuant to clause (v) of this Section 6.1(b);

            (xii) Guarantee Obligations of the Company of Indebtedness in respect of letters of credit issued on behalf of Foreign Subsidiaries to vendors in an aggregate amount not to exceed $20,000,000 at any one time outstanding; and

            (xiii) Indebtedness (other than Indebtedness described in clauses
      (i)-(xii) above) of the Company or any Guarantor in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 6.1(b)(xiii) and then outstanding, will not exceed (A) $5,000,000 prior to the Initial Maturity Date or (B) $20,000,000 from and after the Initial Maturity Date.

         (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness under Section 6.1(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Loans to at least the same extent as such Subordinated Obligations. No Guarantor shall Incur any Indebtedness under
Section 6.1(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness shall be subordinated to the obligations of such Guarantor under its Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary may Incur Indebtedness if the proceeds are used to refinance Indebtedness of the Company or any Guarantor. The Company shall not, directly or indirectly, Incur, or permit any Guarantor to Incur, any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or the by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Loans, in the case of the Company, or the Guarantees, in the case of a Guarantor, to the same extent and the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

         (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

            (i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 6.1, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses;

            (ii) all Indebtedness outstanding on the date of this Agreement under the Revolving Credit Agreement shall be deemed initially Incurred on the Initial Closing Date under Section 6.1(b)(i) and not under Section 6.1(a) or 6.1(b)(iv);

            (iii) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to Section 6.1(b)(i) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

            (iv) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be equal to

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                                                                              66

      the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

            (v) Guarantee Obligations with respect to, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

            (vi) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

            (vii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

      Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 6.1, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

         (e) In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 6.1, the Company shall be in Default of this Section 6.1).

      6.2 Limitation on Restricted Payments. Prior to the Initial Maturity Date, the Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries)

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                                                                              67

except (x) dividends or distributions payable solely in the Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement) or (iv) make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (i) through (iv) being herein referred to as a "Restricted Payment").

         (b) From and after the Initial Maturity Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to make any Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 6.1(a) after giving effect on a pro forma basis to such Restricted Payment; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Initial Maturity Date would exceed 25% of the Consolidated Net Income for the period (treated as one accounting period) from the Initial Maturity Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial statements are in existence (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit).

         (c) The provisions of Section 6.2(a) (in the case of clauses (iv), (v),
(vi), (vii) and (viii) below only) and Section 6.2(b) shall not prohibit:

            (i) any purchase, retirement, payment, defeasance, redemption or other acquisition of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or is subject to a Guarantee Obligation by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination)); provided, however, that such purchase, retirement, payment, defeasance, redemption or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

            (ii) any purchase, retirement, payment, defeasance, redemption or other acquisition of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, retirement, payment, defeasance, redemption or other acquisition of Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 6.1 and that, in each case, constitutes Refinancing Indebtedness; provided, however, that

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                                                                              68

      such purchase, retirement, payment, defeasance, redemption or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

            (iii) dividends paid within sixty (60) days after the date of declaration if at such date of declaration such dividends would have complied with this provision; provided, however, that such dividend shall be included in subsequent calculations of the amount of Restricted Payments;

            (iv) so long as no Default or Event of Default has occurred and is continuing, (A) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $5,000,000 in the aggregate during any calendar year and $20,000,000 in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments, and (B) to the extent permitted by law, loans or advances to employees of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $5,000,000 at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

            (v) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Agreement to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

            (vi) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

            (vii) any payments made in connection with the Transaction pursuant to or contemplated by the Acquisition Agreement and pursuant to any other agreements or documents related to the Transaction and set forth on
      Schedule 6.2 hereto in effect on the closing date of the Transaction (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents); provided, however, that such amounts will be excluded in the calculation of the amount of Restricted Payments; or

            (viii) (A) prior to the Initial Maturity Date, Restricted Payments in an amount not to exceed $5,000,000 and (B) from and after the Initial Maturity Date, Restricted Payments in an amount not to exceed $10,000,000; provided that, in each case, the amount of such Restricted Payments will be included in the subsequent calculation of the amount of Restricted Payments.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The

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                                                                              69

fair market value of any cash Restricted Payment shall be its face amount and the fair market value of any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Administrative Agent, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $15,000,000. Not later than the date of making any Restricted Payment in excess of $5,000,000, the Company shall deliver to the Administrative Agent a certificate signed by a Responsible Officer stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 6.2 were computed, together with any fairness opinion or appraisal required hereby.

      6.3 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), (ii) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances) or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary; except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Initial Closing Date and identified on Schedule 6.3 hereto, including, without limitation, this Agreement and the Revolving Credit Agreement, or pursuant to the Indenture;

                  (2) any encumbrance or restriction with respect to a Foreign
            Subsidiary pursuant to any agreement relating to Indebtedness Incurred by such Foreign Subsidiary under clause (xi) of Section 6.1(b) hereto;

                  (3) any encumbrance or restriction with respect to a
            Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company or in contemplation of the transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

                  (4) any encumbrance or restriction with respect to a
            Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (1), (2) or (3) or this clause (4) or contained in any amendment to an agreement referred to in clauses (1),(2) or (3) or this clause (4); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or

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                                                                              70

            amendment are no less favorable in any material respect to the Lenders than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements referred to in clauses (1), (2) and (3) on the Initial Closing Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

                  (5) in the case of clause (iii) above, any encumbrance or
            restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, (2) contained in mortgages, pledges or other security agreements permitted under this Agreement securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (3) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                  (6) (A) purchase money obligations for property acquired in the ordinary course of business and (B) Capitalized Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions of the nature described in clause (iii) above on the property so acquired;

                  (7) any restriction with respect to a Restricted Subsidiary
            (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                  (8) any customary provisions in joint venture agreements that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

                  (9) net worth provisions in leases and other agreements
            entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (10) encumbrances or restrictions arising or existing by
            reason of applicable law, or any applicable rule, regulation or order; and

                  (11) customary restrictions imposed on the transfer of, or in
            Licenses related to, Copyrights, Patents, Trademarks or other Intellectual Property Rights and contained in agreements entered into in the ordinary course of business.

      6.4 Limitation on Sales of Assets and Subsidiary Stock. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Company's Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (ii) prior to the Initial Maturity Date, at least 85% and, from and after the Initial Maturity Date, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and (iii) to the extent required by
Section 2.5(b)(ii), an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, to prepay or redeem the Loans

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                                                                              71

and Exchange Notes at par, plus accrued and unpaid interest, if any, thereon in the manner set forth in Section 2.5(d).

         Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $10,000,000.

         (b) For the purposes of this Section 6.4, the following will be deemed to be cash: (x) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Wholly Owned Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Wholly Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of Section 6.4(a)) and
(y) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

      6.5 Limitation on Liens(a) . The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock), whether owned on the date of this Agreement or thereafter acquired, securing any Indebtedness, unless contemporaneously therewith effective provision is made to secure the Loans or, in respect of Liens on any such Restricted Subsidiary's property or assets, any Guarantee by such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) such Indebtedness for so long as such Indebtedness is so secured.

      6.6 Limitation on Affiliate Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5,000,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10,000,000, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

         (b) The foregoing provisions of Section 6.6(a) shall not apply to (i) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 6.2, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its

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                                                                              72

Restricted Subsidiaries approved by the Board of Directors, (iii) to the extent permitted by law, loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $5,000,000 in the aggregate outstanding at any one time with respect to all loans or advances made since the date of this Agreement, (iv) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (v) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company in connection with providing services to the Company or any Restricted Subsidiary, (vi) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the Initial Closing Date and identified on Schedule 6.6 hereto, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; and provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Initial Closing Date will be permitted to the extent that its terms are not more disadvantageous to the Lenders than the terms of the agreements in effect on the Initial Closing Date, and (vii) any transaction with a customer or supplier of the Company or a Restricted Subsidiary so long as such transaction is in the ordinary course of business and the terms of such transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's length dealings with a Person who is not an Affiliate; provided that, if such transaction or a series of related transactions exceeds $5,000,000, the terms of such transaction must be approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction.

      6.7 Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Loans at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), such repurchase to be made in accordance with Section 6.7(b).

         (b) Within 30 days following any such Change of Control, the Company shall mail a notice to each Holder with a copy to the Administrative Agent stating:

            (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Loans at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

            (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (iii) the procedures determined by the Company, consistent with this Section, that a Holder must follow in order to have its Loans purchased.

         (c) Holders electing to have a Loan purchased will be required to give notice in writing to the Company at the address specified in Section 9.2 at least three Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Loan which was to be purchased and a statement that such Holder is withdrawing its election to have such Loan purchased.

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                                                                              73

         (d) On the purchase date, the Company shall pay the purchase price for the Loans to be purchased, to the Holders entitled thereto upon, in the case of Loans evidenced by Loan Notes, surrender of such Loan Notes.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Loans pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

      6.8 Limitation on Voting Stock of Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any Voting Stock of any Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except (i) to the Company or a Wholly Owned Subsidiary; or (ii) in compliance with Section 6.4 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary continues to be a Restricted Subsidiary. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 6.4.

      6.9 Merger, Consolidation, etc. (a) Prior to the Initial Maturity Date, neither the Company nor any of its Subsidiaries may merge with or consolidate with any other Person, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets or liquidate, wind up or dissolve itself except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) any Wholly Owned Subsidiary may merge into or consolidate with the Company in a transaction in which the Company is the surviving corporation or sell or transfer all or substantially all of its assets to the Company (upon voluntary liquidation or otherwise) and (ii) any Wholly Owned Subsidiary may merge into or consolidate with or sell all or substantially all of its assets to, any other Wholly Owned Subsidiary in a transaction in which the surviving entity or transferee is a Wholly Owned Subsidiary and no Person other than the Company or a Wholly Owned Subsidiary receives any consideration. Notwithstanding the foregoing, a Wholly Owned Subsidiary may merge or consolidate with a Person that, immediately following such merger or consolidation, becomes a Wholly Owned Subsidiary; provided that such merger or consolidation is otherwise permitted in all respects by the terms of this Agreement.

         (b) From and after the Initial Maturity Date, the Company may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, if:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an assumption agreement supplemental hereto, executed by the Successor Company and delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, all the obligations of the Company under the Notes, the Loans and this Agreement;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or

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                                                                              74

      such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or the Successor Company, as the case may be, is not less than that of the Company immediately prior to the transaction;

            (iv) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 6.1(a);

            (v) each Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply) shall have by an assumption agreement supplemental hereto confirmed that its Guarantee shall apply to such Person's obligations in respect of this Agreement and the Loans; and

            (vi) the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel to Company, each stating that such consolidation, merger, transfer or lease and such assumption agreement (if any) comply with this Agreement.

         For purposes of this Section 6.9, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, but in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Loans and the Notes.

         Notwithstanding clauses (iii) and (iv) of the first sentence of this
Section 6.9(b): (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (vi).

         (c) From and after the Initial Maturity Date, the Company will not permit any Guarantor to consolidate with or merge with or into any person (other than another Guarantor) and will not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor unless (1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Guarantor) will expressly assume, by an assumption agreement supplemental hereto, executed and delivered to the Administrative Agent, all the obligations of such Guarantor under its Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary of such Person as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel to the Company, each stating that

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                                                                              75

such consolidation, merger or transfer and such assumption agreement (if any) comply with this Agreement; or (2) the transaction is made in compliance with
Section 6.4 hereto.

      6.10 Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction, (ii) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to Section 6.1, (iii) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Loans pursuant to Section 6.5 and (iv) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Agreement under Section 6.4 (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

      6.11 Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

      6.12 Fiscal Year. The Company shall not permit its fiscal year or the fiscal year of any of its Subsidiaries (other than Foreign Subsidiaries) to end on a day other than October 31.

      6.13 Amendments to Acquisition Documents and Offer Documents. (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter into definitive Offer Documents or OPRO Documents, unless such Offer Documents or OPRO Documents, as the case may be, are in form and substance reasonably satisfactory to the Administrative Agent.

         (b) The Company shall not, and shall not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms and conditions of the Acquisition Documents, the Offer Documents, the OPRO Documents or any such other documents except for (i) with respect to any such amendment, supplement or modification which becomes effective on or prior to the consummation of the Transaction (including, without limitation, the Tender Offer), to the extent consented to by the Administrative Agent and (ii) with respect to any such amendment, supplement or modification which becomes effective following the consummation of the Transaction, to the extent not materially adverse to the interests of the Lenders.

      6.14 Amendments to Revolving Credit Documents. The Company shall not, and shall not permit any of its Subsidiaries to, amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Revolving Credit Documents in such a manner that is materially adverse to the interests of the Lenders.

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                                                                              76

                                   SECTION 7

                                EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) the Company shall fail to pay any principal on any Loan when due, or fail to redeem, prepay or purchase Loans when required pursuant to this Agreement or any Note, or the Company shall fail to pay any interest on any Loan, any fee referred to in this Agreement, or any other amount payable hereunder within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

         (b) any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) the Company shall default in the observance or performance of any agreement contained in Section 5.9, Section 5.12(a), 5.12(f), Section 5.17 or in any provision of Article 6; or

         (d) any Obligor shall default in the observance or performance of (i) any other material agreement contained in this Agreement or in the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section
7), and such default shall continue unremedied for a period of 30 days after the earlier of (x) notice thereof from the Administrative Agent to the Company and
(y) actual knowledge thereof by a Responsible Officer of such Obligor or (ii) its obligations under the Fee Letter; or

         (e) any material provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan Document shall at any time be contested by any Obligor, or a proceeding shall be commenced by any Obligor, or by any Governmental Authority or other Person having jurisdiction over any Obligor, seeking to establish the invalidity or unenforceability thereof, or any Obligor shall deny that it has any liability or obligation purported to be created under any Loan Document; or

         (f) (i) the Company or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Obligor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) the Company or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any the Company or any Subsidiary shall generally not, or

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                                                                              77

shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

         (g) the Company or any Subsidiary shall (i) default in any payment of principal or interest, due in respect of any (A) Indebtedness (other than the Notes), issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $10,000,000 or greater or (B) Guarantee Obligation with respect to an amount of $10,000,000 or greater, in either case beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or (ii) default in the observance or performance of any other material agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; provided, however, that any default by the Company or any Subsidiary under a Guarantee Obligation with respect to a real property lease shall not constitute a Default under this 7(g) if the Company or such Subsidiary is contesting the validity of such default in good faith by appropriate proceedings, the Company or such Subsidiary is maintaining reserves in conformity with GAAP with respect thereto and such default could not reasonably be expected to have a Material Adverse Effect; or

         (h) (i) any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination), (v) the Company or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) any other similar event or condition shall occur or exist with respect to a Plan, or (vii) any of clauses (i) through (vi) would be true if a reference under the laws of any foreign jurisdiction having a pension law similar to ERISA if a reference to the corresponding provisions of such law were substituted for each reference to ERISA and the Code therein and in the definition of any defined term used therein, and in each case regarding clauses
(i) through (vii) herein, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject any the Company or any Commonly Controlled Entity to any tax, penalty or other liabilities in the aggregate to exceed $1,000,000; or

         (i) one or more judgments or decrees shall be entered against the Company or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree; or any non-monetary judgment or order shall be entered against the Company or any Subsidiary that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which have not been stayed pending appeal or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

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                                                                              78

         (j) any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason, cease to be valid or enforceable in accordance with its terms, or any security interest created under any Loan Document shall, for any reason, cease to be a valid and perfected first-priority Lien in the Collateral or the property purported to be covered thereby;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) of this Section with respect to the Company, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   SECTION 8

                            THE ADMINISTRATIVE AGENT

      8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

      8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Obligor a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the

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                                                                              79

agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor.

      8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Loans as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

      8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Obligor or any Affiliate of any Obligor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the

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                                                                              80

business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Obligor or any Affiliate of any Obligor which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

      8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

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                                                                              81

                                   SECTION 9

                                  MISCELLANEOUS

      9.1 Amendments and Waivers. Neither this Agreement nor any Loan Note, nor any Guarantee, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. The Administrative Agent and each Obligor party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement, or modification shall (i) (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any mandatory prepayment thereof, (B) reduce the stated rate of any interest thereon or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment or (C) restrict the right of each Lender to exchange Term Loans, or Initial Loans on the Initial Maturity Date, for Exchange Notes or amend the rate of such exchange, in each case without the written consent of each Lender directly affected thereby, (ii) (A) amend, modify, or waive any provision of this Section 9.1, (B) reduce the percentage specified in the definition of Required Lenders, (C) consent to the assignment or transfer by the Company of any of its rights and obligations under the Loan Documents except as expressly permitted hereby, (D) amend, modify or waive any provision in the Exchange Notes that requires (or would, if any Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes, (E) release any Guarantor from its obligations under its Guarantee other than in accordance with the terms thereof or (F) or release the Collateral, in each case, without the consent of all Lenders or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company and the other Loan Parties, the Lenders, the Administrative Agent, and all future holders of the Loans. In the case of any waiver, the Company and the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

      9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Company:                     Quiksilver, Inc.
                             15202 Graham Street
                             Huntington Beach, California 92649
                             Attention: Bill Bussiere/Erik Johnson
                             Telecopy: (714) 889-4467/2766

with a copy to:              Quiksilver, Inc.
                             15202 Graham Street

                             Huntington Beach, California 92649
                             Attention: Thomas Webster
                             Telecopy: (714) 893-5566

Administrative Agent:        JPMorgan Loan and Agency
                             1111 Fannin, 10th Floor
                             Houston, Texas 77002
                             Attention:  Denise Ramon, Account Manager
                             Telecopy:  (713) 750-2938

with a copy to:              JPMorgan Chase Bank, N.A.
                             One Chase Square, 25th Floor
                             Rochester, New York 14643
                             Attention:  Credit Executive
                             Telecopy:  (585) 258-7440

with a copy to:              JPMorgan Chase Bank, N.A
                             277 Park Avenue, 22nd Floor
                             New York, NY  10172
                             Attention:  Louis Mastrianni
                             Telecopy:  (646) 534-0693

for Euro-Denominated Loans:  J.P. Morgan Europe Limited
                             125 London Wall
                             London EC2Y 5AJ
                             Attention:  Ching Loh
                             Telecopy:  44 207 777 2360

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

         Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

      9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant

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                                                                              83

hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

      9.5 Payment of Expenses and Taxes. The Company agrees (a) except as otherwise agreed, to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses (including travel and other expenses incurred by it or its agents in connection with performing due diligence with regard hereto) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company prior to the Initial Closing Date (in the case of amounts to be paid on the Initial Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Obligor under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Control Statutes that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Company pursuant to this Section 9.5 shall be submitted to Bill Bussiere/Erik Johnson (Telecopy No. (714) 889-4467/2766), at the address of the Company set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

      9.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

         (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of

         (A) the Company, provided that no consent of the Company shall be required for an assignment (x) of any Loan or (y) to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

         (B) the Administrative Agent.

            (ii) Assignments shall be subject to the following additional conditions:

         (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or (euro)5,000,000, as applicable, unless the Administrative Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

         (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

         (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

         For the purposes of this Section 9.6, the terms "Approved Fund" has the following meaning:

         "Approved Fund" means, with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 2.13 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c) (i) Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.12 unless such Participant complies with Section 2.12(d).

         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or

Assignee for such Lender as a party hereto. The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this paragraph (d).

         (e) (i) To the extent requested by any Lender, the Company shall execute and deliver to such Lender an Initial Note dated the date on which such Initial Loan was made substantially in the form of Exhibit C-1 hereto to evidence the portion of the Initial Loan made by such Lender and with appropriate insertions ("Original Initial Notes").

            (ii) Unless converted to an Exchange Note and, to the extent requested by any Lender, the Company shall execute and deliver to such Lender a Term Note dated the Initial Maturity Date substantially in the form of Exhibit C-2 hereto to evidence the Term Loan made on such date, in the principal amount of the Initial Notes held by such Lender on such date and with other appropriate insertions (collectively, the "Original Term Notes").

            (iii) On or prior to the effective date of any Assignment and Assumption, the assigning Lender shall surrender any outstanding Loan Notes held by it all or a portion of which are being assigned, and the Company, at its own expense, shall, upon a request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for outstanding Loan Notes of the assigning Lender, if any) a new Loan Note to the order of such Assignee in an amount equal to the amount of such Assignee's Loans after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Loan hereunder, a new Loan Note, to the order of the assigning Lender in an amount equal to the amount of such Lender's Loans after giving effect to such Assignment and Acceptance. Any such new Loan Notes shall be dated the date on which such Loan was made by the assigning Lender and shall otherwise be in the form of the Loan Note replaced thereby. Any Loan Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Company marked "cancelled."

      9.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the

Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

      9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

      9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      9.10 Integration. This Agreement (and with respect to the Company and the Administrative Agent only, the Commitment Letter, the Fee Letter and the Senior Credit Engagement Letter) and the other Loan Documents represent the entire agreement of the Company, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      9.12 Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or forum and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, at the address specified in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

      9.13 Acknowledgements. The Company hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

         9.14 WAIVERS OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      9.15 Confidentiality. The Administrative Agent and the Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company, but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any Loans or participations therein or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process or (iii) to its attorneys and accountants or (iv) as required by law or
(v) in connection with litigation involving any Lender, or (vi) to any and all persons, without limitation of any kind, of the tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses, if any) that are provided to the taxpayer relating to such tax treatment and tax structure, provided that (a) such transferee, assignee or participant agrees to comply with the provisions of this Section 9.15 unless specifically prohibited by applicable law or court order and (b) in no event shall any Lender be obligated or required to return any materials furnished by the Company or any Subsidiary.

      9.16 Judgment Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

         (b) The obligation of the Company in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, the Company agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to the Company such excess.

      9.17 USA Patriot Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the Patriot Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       UIKSILVER, INC.

                                       By: _________________________________
                                           Name:
                                           Title:

                                       JPMORGAN CHASE BANK, N.A.,
                                         as Administrative Agent and as a Lender

                                       By: _________________________________
                                           Name:
                                           Title:

                            Bridge Credit Agreement

                                       JPMORGAN CHASE BANK, N.A., LONDON BRANCH

                                           By: _________________________________
                                               Name:
                                               Title:

                             Bridge Credit Agreement

                                                                SCHEDULE 1.1A TO
                                                                CREDIT AGREEMENT

                                   COMMITMENTS

                Lender                        Dollar Loan Commitment       Euro Loan Commitment
---------------------------------------       ----------------------       --------------------
JPMorgan Chase Bank, N.A.                        $    73,700,000

J.P. Morgan Europe Limited                                                   $     276,300,000
                                                 ---------------             -----------------
TOTAL                                            $    73,700,000             $     276,300,000

                                                                       EXHIBIT A

                          FORM OF GUARANTEE AGREEMENT

      GUARANTEE AGREEMENT dated as of April __, 2005, (this "Guarantee Agreement") by each of the signatories hereto (each, a "Guarantor" and collectively, the "Guarantors") in respect of Quiksilver, Inc., a Delaware corporation (the "Company").

      Reference is made to the Credit Agreement dated as of April __, 2005 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., a New York banking corporation, as administrative agent (the "Administrative Agent"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

      Each Guarantor is a Subsidiary of the Company and acknowledges that it derives substantial benefit from the Loans made pursuant to the Loan Agreement and/or the Exchange Note issued pursuant to the Indenture.

      Accordingly, the parties hereto agree as follows:

      SECTION 1. Guarantee. Each Guarantor fully, unconditionally and irrevocably, guarantees to the Administrative Agent, the Trustee and the Holders of the Loans, the Loan Notes and the Exchange Notes, as primary obligor and not merely as surety, jointly and severally with the other Guarantors, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Loans and the Loan Notes and the Exchange Notes issued under the Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that each Guarantor will remain bound hereunder notwithstanding any extension or renewal of any Obligation.

         Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Obligations. The Obligations of the Guarantors shall not be affected by (a) the failure of any Holder of any Loan or any Note, the Administrative Agent or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Loan Agreement, the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of the Loan Agreement, the Indenture, the Notes or any other agreement; (d) the failure of the Administrative Agent, the Trustee, the Trustee or any Holder to exercise any right or remedy against any other guarantor of the Obligations; or (e) any change in the ownership of the Company.

         Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Administrative Agent or the Trustee to any security held for payment of the Obligations.

         The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Administrative Agent or the Trustee to assert any claim or demand or to enforce any remedy under the Loan Agreement, the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

         Each Guarantor further agrees that its Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder, the Administrative Agent or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder, the Administrative Agent or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Agent or the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Administrative Agent or the Trustee, as their interests may appear an amount equal to the sum of (i) the unpaid principal amount of, and principal, if any, on such Obligations, (ii) accrued and unpaid interest on such Obligations and (iii) all other monetary Obligations of the Company to the Holders, the Administrative Agent or the Trustee.

         Each Guarantor further agrees that, as between each such Guarantor, on the one hand, and the Holders, the Administrative Agent and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Loan Agreement and the Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any such declaration of acceleration of such Obligations such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Guarantee Agreement.

         Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Administrative Agent, the Trustee or any Holder in enforcing any rights under this Guarantee Agreement.

      SECTION 2. Limitation on Liability; Termination, Release and Discharge. The obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Revolving Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Guarantee Agreement or pursuant to its contribution obligations as set forth below, result in the Obligations of such Guarantor hereunder not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

         Upon the sale or disposition of a Guarantor (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person which is not the Company or a Subsidiary of the Company, such Guarantor shall be released from all its obligations under this Guarantee Agreement if (i) such sale or disposition is otherwise in compliance with the Loan Agreement and the Indenture and (ii) all Obligations of such Guarantor under all of its Guarantee Obligations with respect to, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

      SECTION 3. No Subrogation/Right of Contribution. (a) Notwithstanding any payment or payments made by any Guarantor hereunder, it shall not be entitled to be subrogated to any of the rights of the Administrative Agent, the Trustee or any Holder against the Company or guarantee or right of offset held by the Administrative Agent, the Trustee or any Holders for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by such Guarantor, until all amounts owing to the Administrative Agent, the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Trustee, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent and the Trustee, as their interests may appear, in the exact form received by the Guarantor (duly indorsed by the Guarantor, if required), to be applied against the Obligations.

      (b) Each Guarantor hereby agrees that to the extent that it shall have paid more than its proportionate share of any payment made on the Obligations, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section shall in no respect limit the obligations and liabilities of any of the Guarantors to the Administrative Agent, the Trustee or the Holders, and each Guarantor shall remain liable to the Administrative Agent, the Trustee and the Holders, for the full amount guaranteed by such Guarantor hereunder.

      SECTION 4. [Intentionally Omitted]

      SECTION 5. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Trustee or any Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial, exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Trustee and the Holders under the Loan Agreement, the Indenture and the Notes are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guarantee Agreement or consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 5(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on a Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Guarantee Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor with respect to which such waiver, amendment or modification relates and the Administrative Agent and the Trustee (if any Exchange Notes are outstanding), in each case as authorized by the Required Lenders and a majority of the Holders, as applicable.

      SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the notice provisions of the Loan Agreement. All communications and notices hereunder to the Guarantor shall be given to it at its address set forth on the signature pages hereto.

      SECTION 8. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made in writing by each of the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guarantee Agreement, the Loan Agreement, or the Indenture shall be considered to have been relied upon by the Administrative

Agent, the Trustee and the Holders and shall survive the making by the Holders of the Loans and the acceptance by the Holders of the Notes, regardless of any investigation made by the Holders or on their behalf, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid.

      (b) In the event any one or more of the provisions contained in this Guarantee Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not affect the validity of such provision in any other jurisdiction).

      SECTION 9. Registration of Guarantees. If Exchange Notes are issued pursuant to the terms of the Loan Agreement, the holders of such Exchange Notes shall have the registration rights set forth in the Indenture, and each Guarantor hereby agrees to be bound by the provisions thereof applicable to such Guarantor.

      SECTION 10. Counterparts. This Guarantee Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Guarantee Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guarantee Agreement.

      SECTION 11. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that the Administrative Agent, the Trustee or any other Holder may otherwise have to bring any action or proceeding relating to this Guarantee Agreement against any Guarantor or any of its properties in the courts of any jurisdiction.

      (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement in any New York State or Federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing herein will affect the right of any Person to serve process in any other manner permitted by law.

      SECTION 12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE AGREEMENT, THE LOAN AGREEMENT, THE INDENTURE OR ANY NOTE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

                         [signatures on following page]

      IN WITNESS WHEREOF, each Guarantor has duly executed this Guarantee Agreement as of the day and year first above written.

                                              [GUARANTOR]

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              Address for Notice:

                                              c/o Quiksilver, Inc.
                                              15202 Graham Street
                                              Huntington Beach, California 92649
                                              Attention: Steven L. Brink
                                              Telecopy: (714) 889-2322

                               Guarantee Agreement
                             Bridge Credit Agreement

                                                                       EXHIBIT B

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement, dated as of April 12, 2005 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among Quiksilver, Inc., a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings assigned to them in the Loan Agreement.

         The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Loan Agreement with respect to those credit facilities contained in the Loan Agreement as set forth on Schedule 1 hereto (the "Assigned Facility") in a principal amount as set forth on Schedule 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any Loan Note or Guarantee of any Loan Note or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries, any Person Guaranteeing any Loan Note or any other obligor or the performance or observance by the Company, any Person Guaranteeing any Loan Note or any other obligor of any of their respective obligations under the Loan Agreement or any Loan Note or Guarantee of any Loan Note or any other instrument or document furnished pursuant hereto or thereto; (c) attaches any Loan Notes held by it evidencing the Assigned Facility and requests that the Administrative Agent exchange the attached Loan Notes for a new Loan Note or Loan Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) a new Loan Note or Loan Notes payable to the Assignor (if requested by the Assignor) in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date); and (d) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance.

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the Company's most recent annual audited and interim unaudited consolidated financial statements delivered pursuant to the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the Loan Notes or Guarantee of any Loan Notes or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the

Loan Notes or Guarantee of any Loan Note or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.12 of the Loan Agreement.

         4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Transfer Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 9.6(b)(iv) of the Loan Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. The Assignor agrees that it shall pay the following fees to the Assignee on the date on which the Assignor (i) shall have received the applicable fees set forth below from the Company and (ii) shall be under no obligation to refund all or a portion of any such fee to the Company at any point thereafter:

         (a) a commitment fee in an amount equal to 0.50% of the Commitment of the Assignee (after giving effect to this assignment), which commitment fee is scheduled to be paid on the date of the consummation of the Tender Offer;

         (b) a take-down fee in an amount equal to 1.00% of the Dollar Equivalent of the principal amount of Initial Loans held by the Assignee during the term of the Loan Agreement, which take-down fee is scheduled to be paid on the date which is 120 days after the Initial Closing Date (such date, the "Take-Down Date") or, with respect to Initial Loans made by the Assignee after the Take-Down Date, the take-down fee with respect to such Initial Loans is scheduled to be paid on the date of such borrowing; provided, that with respect to Initial Loans held by the Assignee that were borrowed prior to the Take-Down Date, if all or any portion of such Initial Loans held by the Assignee is repaid on or prior to the Take-Down Date (the "Senior Bridge Facility Repayment"), the take-down fee with respect to such Initial Loans shall be reduced by 100% of the portion of such take-down fee applicable to the aggregate principal amount of the Senior Bridge Facility Repayment; and

         (c) a rollover fee equal to the product of (i) 2.75% and (ii) the aggregate principal amount of Initial Loans held by the Assignee on the Initial Maturity Date, which rollover fee, if any, shall be paid on the earlier of (x) the date which is 211 days following the Initial Maturity Date and (y) the date of the issuance of the Take-Out Debt (to the extent the issuance of the Take-Out Debt occurs on or after the Initial Maturity Date); provided that, such rollover fee shall be subject to reduction at the percentage rate specified in Column B below if the principal amount of the Initial Loans held by the Assignee on the Initial Maturity Date are prepaid, repaid or otherwise refinanced during the period specified in Column A below following the Initial Maturity Date:

Column A                        Column B
--------                        --------
90 days                            75%
150 days                           50%
210 days                           25%
211 days and thereafter             0%

         6. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee and Assignor as their interest appear on Schedule 1 attached hereto.

         7. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Notes and all Guarantees of the Loan Notes and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                  [remainder of page intentionally left blank]

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor: ______________________________________________________________

Name of Assignee: ______________________________________________________________

Effective Date of Assignment: __________________________________________________

                                       Principal
Assigned Facility                    Amount Assigned
                                     ---------------
                                        $_______

[Name of Assignee]                                   [Name of Assignor]

By: ________________________________                 By: _______________________
Title:                                               Title:

Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: _______________________________
Title:

                            Assignment and Acceptance
                             Bridge Credit Agreement

                                                                     EXHIBIT C-1

                                                              New York, New York
                                                              ________ ___, 200_

                              FORM OF INITIAL NOTE

         FOR VALUE RECEIVED, the undersigned, Quiksilver, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of _________________, or registered assigns (the "Lender"), at the office of JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of ____________________________ [DOLLARS] [EUROS] ([$][(euro)]
), or, if less, the aggregate unpaid principal amount of all Initial Loans made by the Lender pursuant to Section 2.1 of the Loan Agreement referred to below (in either case, to be paid together with any accrued interest not required to be paid currently in cash), which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement, dated as of April 12, 2005, among the Company, the Lender and certain other entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the "Loan Agreement"; terms defined therein being used herein as so defined). The undersigned further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.6 of the Loan Agreement. The holder of this Initial Note (the "Holder") is authorized to record the date and amount of the Initial Loan made by the Lender pursuant to the Loan Agreement, the date and amount of interest added to the principal hereof and the date and amount of each payment or prepayment of principal hereof on Schedule A annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the information so recorded; provided that the failure of the Lender or the Holder to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Loan Agreement. Unless this Initial Loan is repaid with the proceeds of the Take-Out Debt prior to April 12, 2006, the Holder shall then have the option at any time or from time to time to receive one or more Term Notes or Exchange Notes in place of this Initial Note to the extent set forth in
Section 2.1 of the Loan Agreement.

         All parties now and hereafter liable with respect to this Initial Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of this Initial Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Initial Note is one of the Loan Notes referred to in the Loan Agreement, which Loan Agreement, among other things, contains provisions of the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.

         This Initial Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

         THIS INITIAL NOTE AND THE INITIAL LOANS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT. TRANSFERS OF THIS INITIAL NOTE AND THE INITIAL LOANS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.

                                                     QUIKSILVER, INC.

                                                     by: _______________________
                                                         Name:
                                                         Title:

                                  INITIAL NOTE

                                                                      SCHEDULE A
                                                                              TO
                                                                    INITIAL NOTE

                  INITIAL LOANS AND REPAYMENTS OF INITIAL LOANS

                                                                           UNPAID PRINCIPAL
                   PRINCIPAL AMOUNT     AMOUNT OF      AMOUNT OF INTEREST     BALANCE OF
       DATE        OF INITIAL LOANS  PRINCIPAL REPAID  ADDED TO PRINCIPAL    INITIAL LOANS   NOTATION MADE BY
-----------------  ----------------  ----------------  ------------------  ----------------  ----------------
_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

_________________  ________________  ________________  __________________  ________________  ________________

                                  Initial Note

                                                                     EXHIBIT C-2

                                                              New York, New York
                                                               ________ ___,____

                                FORM OF TERM NOTE

         FOR VALUE RECEIVED, the undersigned, Quiksilver, Inc, a Delaware corporation (the "Company"), hereby promises to pay to the order of ____________________, or registered assigns (the "Lender"), at the office of JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of ________ [DOLLARS] [EUROS] ([$][(euro)]______), or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender pursuant to Section 2.1 of the Loan Agreement referred to below (in either case, to be paid together with any accrued interest not required to be paid currently in cash), which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement, dated as of April 12, 2005, among the Company, the Lender and certain other entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the "Loan Agreement"; terms defined therein being used herein as so defined). The undersigned further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.6 of the Loan Agreement. The holder of this Term Note (the "Holder") is authorized to record the date and amount of the Term Loan made by the Lender pursuant to the Loan Agreement, the date and amount of interest added to the principal hereof and the date and amount of each payment or prepayment of principal hereof on Schedule A annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the information so recorded; provided that the failure of the Lender or Holder to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Loan Agreement. The Holder shall then have the option at any time or from time to time to receive one or more Exchange Notes in exchange for this Term Note to the extent set forth in Section 2.3(c) of the Loan Agreement.

         All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of this Term Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Term Note is one of the Loan Notes referred to in the Loan Agreement, which Loan Agreement, among other things, contains provisions of the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.

         This Term Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

         THIS TERM NOTE AND THE TERM LOANS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT. TRANSFERS OF THIS TERM NOTE AND THE TERM LOANS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.

                                                     QUIKSILVER, INC.

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                    Term Note

                                                                      SCHEDULE A
                                                                              TO
                                                                       TERM NOTE

                     TERM LOANS AND REPAYMENTS OF TERM LOANS

                                                                          UNPAID PRINCIPAL
                  PRINCIPAL AMOUNT      AMOUNT OF     AMOUNT OF INTEREST     BALANCE OF
      DATE         OF TERM LOANS    PRINCIPAL REPAID  ADDED TO PRINCIPAL     TERM LOANS     NOTATION MADE BY
----------------  ----------------  ----------------  ------------------  ----------------  ----------------
________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

________________  ________________  ________________  __________________  ________________  ________________

                                    Term Note

                                                                       EXHIBIT D

                     NO DEFAULT / REPRESENTATION CERTIFICATE

                                 APRIL __, 2005

      QUIKSILVER, INC., a Delaware corporation (the "Company"), hereby certifies in connection with the Credit Agreement dated as of April 12, 2005 among the Company, the several banks and other financial institutions parties thereto (the "Lenders"), and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (such Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), as of the date set forth below, that:

      1. the representations and warranties contained in the Credit Agreement and in each other Loan Document and each certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in Section 4.1 of the Credit Agreement prior to or on the Initial Closing Date are correct in all material respects on and as of the Initial Closing Date as though made on and as of such date; and

      2. no Default has occurred or is continuing on the Initial Closing Date or would occur after giving effect to the Loans requested to be made on the Initial Closing Date.

                            [signature page follows]

      IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

                                                     QUIKSILVER, INC.

                                                     By: _______________________
                                                         Name:
                                                         Title:

                     No Default / Representation Certificate
                             Bridge Credit Agreement

                                                                     EXHIBIT E-1

                               FORM OF OPINION OF

                               HEWITT & O'NEIL LLP

                                                                     EXHIBIT E-2

                               FORM OF OPINION OF

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                                                       EXHIBIT F

                          FORM OF EXEMPTION CERTIFICATE

      Reference is hereby made to the Credit Agreement dated as of April 12, 2005, among QUIKSILVER, INC., a Delaware corporation (the "Company"), as borrower, the several lenders from time to time parties hereto (collectively, the "Lenders"; individually, a "Lender"), and JPMORGAN CHASE BANK, N.A., a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent") (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.12(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

      1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

      2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

      (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

      (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

      3. The Non-U.S. Lender is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code.

      4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                                     [NAME OF NON-U.S. LENDER]

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                                     Date: _____________________

                                                                       EXHIBIT G

                                     FORM OF
                             SECRETARY'S CERTIFICATE

                                 April __, 2005

      Reference is hereby made to the Credit Agreement dated as of April 12, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among QUIKSILVER, INC., a Delaware corporation (the "Company"), as borrower, the several lenders from time to time parties hereto (collectively, the "Lenders"; individually, a "Lender"), and JPMORGAN CHASE BANK, N.A., a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      The undersigned Chief Financial Officer of the Company (the "Certifying Loan Party") hereby certifies as follows:

      1. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

      2. ___________________ is the duly elected and qualified Corporate Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer's true and genuine signature.

      3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof.

      4. The conditions precedent set forth in Section 4.1 of the Credit Agreement were satisfied as of the Initial Closing Date.

      The undersigned Corporate Secretary of the Certifying Loan Party certifies as follows:

      1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party.

      2. The Certifying Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

      3. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

      4. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Certifying Loan Party as in effect on the date hereof.

      5. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect on the date hereof.

      6. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

         Name                      Office                           Signature
         ----                      ------                           ---------
Robert B. McKnight        Chief Executive Officer            ___________________________

Bernard Mariette          President                          ___________________________

Steven L. Brink           Chief Financial Officer and        ___________________________
                          Treasurer

                  [remainder of page intentionally left blank]

                               Closing Certificate
                             Bridge Credit Agreement

      IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth above.

____________________________________________          __________________________
Name: Steve Brink                                     Name: [________________]
Title: Chief Financial Officer and Treasurer          Title: Corporate Secretary

                               Closing Certificate
                             Bridge Credit Agreement

                                     Annex 1

                                Board Resolutions

                                     Annex 2

                                     By-Laws

                                     Annex 3

                          Certificate of Incorporation

                                                                       EXHIBIT H

                         Summary of Terms and Conditions
                                of Exchange Notes

            Capitalized terms used but not defined herein have the meanings given in the Credit Agreement.

Issuer:                       The Company will issue Exchange Notes under the Indenture.  The Company in its capacity as issuer of the Exchange Notes is referred to as the
                              "Issuer."

Guarantors:                   The Company and each of the Company's direct and indirect, existing and future, material domestic subsidiaries (collectively, the "Guarantors";
                              the Borrower and the Guarantors, collectively, the "Loan Parties").

Principal Amount:             The Exchange Notes will be available only in exchange for the Loans on or after the Initial Maturity Date.  The principal amount of any
                              Exchange Note will equal 100% of the aggregate principal amount
                              (including any accrued interest not required to be paid in cash) of the
                              Loan for which it is exchanged.  In the case of the initial exchange by the Lenders, the minimum amount of Loans to be exchanged for Exchange
                              Notes shall equal 10% of the outstanding principal amount of the Loans on the date of such exchange.

Maturity:                     The Exchange Notes will mature on the seventh anniversary of the
                              Initial Closing Date.

Interest Rate:                The Exchange Notes will bear interest at a rate equal to the Initial
                              Rate (as defined below) plus the Exchange Spread (as defined below).
                              Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed 10.5% per annum nor be less than 9.25% per annum.

                              "Exchange Spread" shall equal 0 basis points during the three month period commencing on the Initial Maturity Date and shall increase by
                              50 basis points at the beginning of each subsequent three month period.

                              "Initial Rate" shall be determined on the Initial Maturity Date and shall equal the greater of (a) the interest rate borne by the Loans on the day immediately preceding the Initial Maturity Date plus 50 basis points and (b) the Treasury Rate, on the Initial Maturity Date, plus
                              500 basis points.

                              "Treasury Rate" means (a) the rate borne by direct obligations of the
                              United States maturing on the seventh anniversary of the Initial
                              Closing Date and (b) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling, the seventh anniversary of the Initial Closing Date,

                              in each case as published by the Board of Governors of the Federal
                              Reserve System.

                              Interest will be payable in arrears at the end of each semi-annual fiscal period.

Mandatory Redemption:         The Issuer will be required to make an offer to redeem the Exchange
                              Notes (and, if outstanding, prepay the Loans) on a pro rata basis, at par plus accrued and unpaid interest (or, in the case of Fixed Rate
                              Exchange Notes (as defined below), at par plus accrued and unpaid interest plus any applicable premiums), from the net proceeds of (a)
                              the sale of any assets outside the ordinary course of business, after deduction of, among other things, amounts required to repay the Senior
                              Secured Facilities, (b) the incurrence of any debt ranking pari passu or junior to the Exchange Notes and which provides no greater collateral security than the Exchange Notes, (c) the incurrence of any debt other than set forth in clause (b) above, after deduction of, among other things, amounts required to repay the Revolving Credit
                              Agreement and (d) the issuance of any equity (in each case, subject to exceptions and baskets to be agreed, including, but not limited to, exceptions and baskets comparable to those applicable to the Revolving
                              Credit Agreement).  In addition, the Issuer will be required to offer to redeem the Exchange Notes upon the occurrence of a change of control
                              (which offer shall be at 101% of the principal amount of such Exchange
                              Notes, plus accrued and unpaid interest).

Optional Redemption:          Subject to the following sentence, the Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date.
                              If any Exchange Note is sold by a Lender to a third party purchaser, such Lender shall have the right to fix the interest rate on such
                              Exchange Note (a "Fixed Rate Exchange Note") at a rate equal to the greater of (a) the then applicable rate of interest and (b) upon the representation of such transferring Lender that a higher rate (such higher rate, the "Transfer Rate") is necessary in order to permit such
                              Lender to transfer such Exchange Note to a third party and receive consideration equal to the principal amount thereof plus all accrued and unpaid interest to the date of such transfer, the Transfer Rate;
                              provided, that such Transfer Rate shall not exceed the maximum interest rates applicable to the Exchange Notes.  If such Lender exercises such right, such Exchange Note will be (a) non-callable for the first three years from the Initial Maturity Date and (b) thereafter, callable at par plus accrued and unpaid interest plus a premium equal to (i) 50% of the applicable rate of interest in effect on the date of sale of such
                              Exchange Note to a third party purchaser or (ii) if the Transfer Rate was used, 50% of the Transfer Rate, which premium in either case shall decline ratably on each yearly anniversary of the date of such sale to zero one year prior to the maturity of the Exchange Notes, provided that, such call protection shall not apply to any call for redemption issued prior to the sale to such third party purchaser.

Registration Rights:          The Issuer will file within 30 days after the Initial Maturity Date, and will use its commercially reasonable efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Exchange Notes (a "Shelf Registration
                              Statement") and/or a registration statement relating to a Registered
                              Exchange Offer (as described below).  If a Shelf Registration Statement is filed, the Issuer will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of Exchange Notes but in no event longer than two years from the Initial Maturity Date.  If within
                              120 days from the Initial Maturity Date, a Shelf Registration Statement
                              for the Exchange Notes has not been declared effective or the Issuer has not effected an exchange offer (a "Registered Exchange Offer")
                              whereby the Issuer has offered registered notes having terms identical to the Exchange Notes (the "Substitute Notes") in exchange for all outstanding Exchange Notes and Loans (it being understood that a Shelf
                              Registration Statement is required to be made available in respect of
                              Exchange Notes the holders of which could not receive Substitute Notes through the Registered Exchange Offer that, in the opinion of counsel, would be freely saleable by such holders without registration or requirement for delivery of a current prospectus under the Securities
                              Act of 1933, as amended (other than a prospectus delivery requirement imposed on a broker-dealer who is exchanging Exchange Notes acquired for its own account as a result of a market making or other trading activities)), then the Issuer will pay additional interest of
                              $0.192 per week per $1,000 principal amount of Exchange Notes and Loans outstanding to holders thereof who are, or would be, unable freely to transfer Exchange Notes from and including the 121st day after the date of the first issuance of Exchange Notes to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer (such damages may be payable, at the option of the Borrower, in the form of additional Loans or Exchange Notes, as applicable, if the then interest rate thereon exceeds the applicable cash interest rate cap).  The Issuer will also pay such additional interest for any period of time (subject to customary exceptions) following the effectiveness of a Shelf
                              Registration Statement that such Shelf Registration Statement is not available for resales thereunder.  In addition, unless and until the
                              Issuer has consummated the Registered Exchange Offer and, if required, caused the Shelf Registration Statement to become effective, the holders of the Exchange Notes will have the right to "piggy-back" the
                              Exchange Notes in the

                              registration of any debt securities (subject to customary
                              scale-back provisions) that are registered by the Issuer
                              (other than on a Form S-4) unless all the Exchange Notes
                              and Loans will be redeemed or repaid from the proceeds of
                              such securities.

Right to Transfer
  Exchange Notes:             The holders of the Exchange Notes shall have the absolute and unconditional right to transfer such Exchange Notes in
                              compliance with applicable law to any third parties.

Covenants:                    Similar to those in an indenture governing a high-yield senior unsecured note issue, but modified to include additional
                              restrictions customary in interim facilities.

Events of Default:            Similar to those in an indenture governing a high-yield
                              senior unsecured note issue, but modified to include additional events of default customary in interim facilities.

Governing Law and Forum:      New York.